Exhibit 1.1

THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS EXEMPTED COMPANY LIMITED BY SHARES MEMORANDUM AND ARTICLES OF ASSOCIATION OF GCL GLOBAL HOLDINGS LTD (Adopted by Special Resolution passed on T3 February › › Cerlified to be a tr Ie ancl correct ropy C i f the 's in al document for a on L›e foal I of Carey Olsen Singapore LL 10 C ollyer Quay #29 - 10 Ocean Financial ten Ire Singapore 04 g 3 15 D•+ie I CAR E Y OLS E N

THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS EXEMPTED COMPANY LIMITED BY SHARES AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION OF GCL GLOBAL HOLDINGS LTD (adopted by Special Resolution passed on on T3 Febru ary › 1. The name of the Company is GCL Global Holdings Ltd. 2. The registered office of the Company shall be at the offices of CO Services Cayman Limited, P . O . Box 10008 , Willow House, Cricket Square, Grand Cayman, KY 1 - 1001 , Cayman Islands, or at such other place as the Directors may from time to time decide . 3. The objects for which the Company is established are unrestricted and the Company shall have full power and authority to exercise all the functions of a natural person of fuI| capacity. 4. The liability of each Member is |imited to the amount from time to time unpaid on such Member's Shares. 5. The share capital of the Company is US$50,000 divided into 500,000,000 Shares of a par value of US$0.0001 each. 6. The Company has the power to register by way of continuation outside of the Cayman Is|ands in accordance with the Companies Act and to de - register as an exempted company in the Cayman Islands . 7. Capitalised terms that are not defined in this Memorandum of Association have the same meaning as those given in the Articles of Association of the Company . 1084 1Z5/0002/S719464v2

THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS EXEMPTED COMPANY LIMITED BY SHARES AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF GCL GLOBAL HOLDINGS LTD (adopted by Special Resolution passed on on 13 Febru ary 2025›

1. 2. 3. 4. 5. 6. 7. 8. 9. TSSUEOFSHARES....................................................................................................,........... ... .......................7 REGISTEROFMEMBERS............,............................................................................................... ... .................9 CLOSING REGISTER OF MEMBERS AND FIXING RECORD DATE................................................................... 10 CERTIFICATED SHARES ............................................................................................ UNCERTIFICATED SHARES ........................................................................................................................... 12 10. DEPOSITORY INTERESTS.................................................................................................................... ... ....... 14 11. CALLS ON SHARES ............................................................................................................................. ... ....... 15 12. 13. 14. 15. 16. 17. 18. 19. 20. 21. 22. 23. 24. 25. Z6. 27. CONTENTS PRELIMINARY.................................................................................................................. ... ...........................1 COMMENCEMENT OF BUSINESS .................................................................................................................. 6 REGISTERED OFFICE AND OTHER OFFICES.................................................................................................... 6 SERVTCEPROVTDERS............................................................................................................. ... ......................7 FORFETTUREOFSHARES........................................................................................................... ... ................17 TRANSFEROFSHARES............................................................................................................. ... .................19 TRANSMISSION OF SHARES ......................................................................................................................... 22 REDEMPTION, PURCHASE AND SURRENDER OF SHARES ........................................................................... 23 FINANClALASS|STANCE.........................,................................................................................ ... ..................24 CLASS RIGHTS AND CLASS MEETINGS ......................................................................................................... 24 NO RECOGNITION OF TRUSTS OR THIRD PARTY INTERESTS ....................................................................... 25 LIEN ON SHARES ............................................................................................................................. ... .......... 25 UNTRACED MEMBERS ............................................................................................................................. ... . 26 ALTERATION OF SHARE CAPITAL ................................................................................................................. 28 GENERAL MEETINGS ............................................................................................................................. ... ... 30 NOTICE OF GENERAL MEETINGS ................................................................................................................. 31 PROCEEDINGS AT GENERAL MEETINGS ...................................................................................................... 32 VOTESOFMEMBERS............................................................................................................... ... .................3S REPRESENTATION OF MEMBERS AT GENERAL MEETINGS ......................................................................... 36 APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS ................................................................... 39

28. 29. 30. 31. 33. 34. 35. 36. 37. 38. 39. 40. 41. 42. 43. 44. 45. 46. 47. ALTERNATE DIRECTORS............„„„..,................................................................„...........„„..„................. ... . 42 POWERS OF DIRECTORS.............„................................................................................„„.„.................. ... ...43 PROCE EDINGS OF DlRECTOftS.....................................................................„..„.......................................... 44 DELEGATION OF DIRECTORS' POWERS ....„...................................................„„.........„............................... 47 32. DIRECTORS' RENUMERATION, EXPENSES AND BENEFITS.................„„„..„..........„.................................... 49 SEAL..............................................„„...............................................................„......... ... .............................. 50 DIVIDENDS, DISTRIBUTIONS AND RESERVES .......................................„..................................................... 51 SHARE PREMIUM ACCOUNT ....................................................................................................................... 57 DISTRIBUTION PAYMENT RESTRICTIONS .................................................................................................... 58 BOOKS OF ACCOUNT.............................................................................................„........................ ... ......... 58 AUDITOR ............................................................................................................................. ... ..................... 59 NOTICES...................................................................................................................... ... ............................. 59 WINDING U P ........................................................................................,.................................... ... ............... 62 INDEMNITY AND INSURAhlCE ............................................................................„................„..................... 62 REQUIRED DISCLOSURE ............................................................................................................................. . 63 FINANCIAL YEAR......................................................................................................................... ... .............. 64 TRANSFER BY WAY OF CONTINUATION ...................................................................................................... 64 MERGERS AND CONSOLIDATIONS ..........................................................„„..„„.......................................... 64 AM ENDM ENT OF MEMORANDUM AND ARTICLES..................................................................................... 64 TAX TRANSPARENCY REPORTING ........................................................,...................................................... 64 1084125/0002/S719464v2 ii

1. PRELIMINARY 1.1 Table A not to apply The regulations contained or incorporated in Tab|e A in the First Schedule to the Companies Act shall not apply to the Company and these ArLicles shall apply in place thereof. 1.2 Definitions "Articles" "Auditor" "Beneficial Ownership" "business day" "certificated" "Class" or "Classes" "clear days" "Clearing House" 1084I25/0002/S7l9464v2 means these articles of association of the Company, as amended or substituted from time to time; means the person (if any) for the Itme being performing the duties of auditor of the Company; means, with respect to a security, sole or shared voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to acquire (or an obligation to acquire) or dispose, or to direct the acquisition or disposal of, such security) and/or a long economic exposure, whether absolute or conditional, to changes in the price of such security, in each case, whether direct or indirect, and whether though any contract, arrangement, understanding, relationship, or otherwise and "beneficial owner" shall mean a person entitled to such Interest ; means any day on which the Exchange is open for the business of dealing in securities; means, in relation to a Share, a Share which is recorded in the Register of Members as being held in certificated form; means any class or classes of Shares as may from t¡me to time be issued by the Company; in relaLion to the period of a notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect ; means a clearing house recognised by the laws of the jurisdiction in which the Shares (or any Interests in Shares) are listed or quoted on an

"Companies Act" "Company" "Company's Website" "Depository" "Depository Interest" "Directors" "Dollar" or "US$" "Electronic Record" "Electronic Transactions Act" "Exchange" "Exchange Rules" "Group" 1084125/0002/S719464v2 Exchange. means the Companies Act (as revised) of the Cayman Islands, as amended or revised from time to time; means the above - named company; means the website of the Company and/or its web address or domain name (if any); means any person who is a Member by virtue of its holding Shares as trustee or otherwise on behalf of those who have elected to hold Shares in dematerialised form through a Depository Interest . means a dematerialised depository receipt or share (including any American Depositary Share) representing the underlying Share in the capital of the Company to be issued by a Depository nominated by the Company . means the directors for the time being of the Company or as the case may be, the Directors assembled as a board or as a committee thereof; means the ]awfuI currency of the United States of America; has the same meaning as in the Electronic Transactions Act; means the Electronic Transactions Act (as revised) of the Cayman Islands, asamendedo<revisedtomflmeto time; means the Nasdaq Global Market for so long as any Shares or Interests in Shares are there listed or quoted and any other recognised securities exchange(s) on which any Shares or Interests in Shares are listed or quoted for trading from time to time ; means any relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued |isting or quotation of any Shares (or any Interests in Shares) on an Exchange ; means the group comprising the Company and its subsidiary undertakings (not including any parent undertaking of the Company); 2

"Group Undertaking" 1084i2S/0002/S719464v2 "Interest" "Listed Share" "Listed Share Register" "Member" "Memorandum" "Ordinary Resolution" "Register of Members" "Registered Office" "Relevant System" "Seal" "Secretary" means any undertaking in the Group, including the Company; in securities or in a person means any form of Beneficial Ownership (including, for the avoidance of doubt, any derivative, contractual or economic right or contract for difference) of securities of such person ; means a Share that is listed or admitted to trading on an Exchange; means the register of members which registers the holdings of Listed Shares; means any person from time to time entered in the Register of Members as a holder of one or more Shares and includes the Subscriber pending its entry therein ; means the memorandum of association of the Company, as amended or substituted from time to time; means a resolution passed by a simple majority of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in colriputing a majority to the number of votes to which each Member is entitled by the Articles ; means the Listed Share Register, the Unlisted Share Register and any branch register(s) in each case as the context requires; means the registered office for the time being of the Company in the Cayman Islands; means any computer - based system nnd procedures permitted by the Exchange Rules, which enable title to Interests in a security to be evidenced and transferred without a written instrument, and which facilitate supplementary and incidenta| matters ; means the common seal of the Company (if any) and includes every duplicate seal; means any person or persons appointed by the Directors to perform any of the duties of the secretary of the Company;

1084l25/0002S7l9464v2 4 "Share" "Special Resolution" "Subscriber" "Subscriber Share" "subsidiary undertaking" "Treasury Shares" "uncertificated" "Uncertificated Proxy Instruction" means a share in the capital of the Company and includes a fraction of a Share; means a special resolution passed in accordance with the Companies Act, being a resolution passed by a majority of not less than two - thirds of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled ; means the subscriber to the Memorandum; means any Share which the Subscriber has agreed to take pursuant to the Memorandum; a company or undertaking is a subsidiary of a parent undertaking if the parent undertaking (i) holds a majority of the voting rights in it, or (ii) is a member of it and has the right to appoint or remove a majority of its board of directors, or (iii) is a member of it and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it ; means Shares held in treasury pursuant to the Companies Act and these Articles; means, in relation to a Share, a Share to which tit|e is recorded in the Register of Members as being in uncertificated form and title to which may be transferred by means of a Relevant System ; means a properly authenticated dematerialised instruction and/or other instruction or notification, which is sent by means of the Relevant System concerned and received by such participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the Relevant System concerned) ;

"Unlisted Share Register means the register of members that registers the ho|dings of Unlisted Shares and which, for the purposes of the Companies Act, constitutes the Company's "principal register" ; and "Unlisted Shares" 1.3 Interpretation means a Share that is not listed or admitted to trading on an Exchange. Unless the contrary intention appears, in these Artic|es: (a) singular words include the plural and vice versa; (b) a word of any gender includes tT4e corresponding words of any other gender; (c) references to "persons" include natural persons, companies, partnerships, firlris, joint ventures, associations or other bodies of persons (whether or not incorporated); (d) a reference to a person includes that person's successors and |egal personal representatives; (e) "writing" a nd "written" includes any method of representing or reproducing words in a visible form, including in the form of an Electronic Record; (f) a reference to "sha||" shall be construed as imperative and a reference to "may" sha|l be construed as permissive; (g) in relation to determinations to be made by the Directors and all powers, authorities and discretions exercisable by the Directors under these Arficles, the Directors may make those determinations and exercise those powers, authorities and discretions in their sole and absolute discretion, either generally or in a particular case, subject to any qualifications or limitations expressed in these Articles or imposed by law ; (h) any reference to the powers of the Directors shall include, when the context admits, the service providers or any other person to whom the Directors may, from time to cime, delegate their powers ; the term "and/or" is used in these Articles to mean both "and" as well as "or" . The use of "and/or" in certain contexts in no respects qualifies or modifies the use of the terms "and" or "or" in others . "Or" shall not be interpreted to be exc|usive, and "and" shall not be interpreted to require the conjunctive, in each case unless the context requires otherwise ; (j) any phrase introduced by the terms "including", "includes", "in particular" or any similar 1084125/0O02/S719464v2

expression shall be construed as illustrative and shall not |imit the sense of the words preceding those tertns; (k) headings are inserted for reference only and shall not affect construction; (l) a reference to a law includes regulations and instruments made under that law; (m) a reference to a law or a provision of law includes amendments, re - enactments, consolidations or replacements of that law or the provision; (n) "fully paid" and "paid up" means paid up as to the par value and any premium payable in respect of the issue or re - designation of any Shares and includes credited as fully paid; (O) where an Ordinary Resolution is expressed to be required for any purpose, a Special Resolution is also effective for that purpose; (p) sections 8 and 19(3) of the Electronic Transactions Act are hereby excluded; and (q) references to the Exchange Rules shall only apply if the Company is listed on the Exchange. COMMENCEMENT OF BUSINESS 2. Z.1 The business of the Company may be commenced as soon after incorporation as the Directors shall see fit. 2.2 The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in connection with the formation and operation of the Company, including the expenses of registration and any expenses relating to the offer of, subscription for, or issuance of Shares . 2.3 Expenses may be amortised over such period as the Directors may determine. 3. REGISTERED OFFICE AND OTHER OFFICES 3.1 Subject to the provisions of the Companies Act, the Company may by resolution of the Directors change the location of its Registered Office. 3.2 The Directors, in addition to the Registered Office, may in their discretion establish and maintain such 1084125/0002/S7I9464v2 other offices, places of business and agencies whether within or outside of the Cayman Islands. 4. SERVICE PROVIDERS The Directors may appoint any person to act as a service provider to the Company and may delegate to any such service provider any of the functions, duties, powers and discretions availab|e to them as Directors, upon such terms and conditions (including as to the remuneration payable by the Company) and with such powers of sub delegation, but subject to such restrictions, as they think fit . 5. ISSUE OF SHARES 5.1 Power of Directors to issue Shares (a) The issue of Shares is under the contro| of the Directors who may: (i) offer, issue, allot or otherwise dispose of them to such persons, in such manner, on such terms and having such rights and being subject to such restrictions, as they may from time to time determine ; and (ii) grant options over such Shares and issue warrants, convertible securities or similar instruments with respect thereto, subject to the Companies Act, the Memorandum, these Articles, the Exchange Rules (where applicable), any resolution that may be passed by the Company in general meef¡ng and any rights attached to any Shares or Class of Shares . (b) The Directors may authorise the division of Shares into any number of Classes and the different Classes shall be authorised, established and designated (or re - designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend, conversion, return of capital and redemption rights), restrictions, powers, preferences, privileges and payment obligations as between the different Classes (if any) shall be fixed and determined by the Directors . (c) The Directors may refuse to accept any application for Shares, and may accept any app|ication in whole or in part, for any reason or for no reason. 5.2 Power of Subscriber to issue and transfer or repurchase Subscriber Shares Notwithstanding the preceding Article, the Subscriber shall have the power to: (a) issue any Subscriber Share to itself at par following the incorporarion of the Company; 1084125/0002/57l9464v2

(b) 1084125/0002/S719464v2 transfer such Subscriber Share to any person by execution of a share transfer instrument or provide for the repurchase at par value of such Subscriber Share upon the first issue of additional Shares by the Company ; and (c) update the Register of Members in respect of the issue and transfer or repurchase of the Subscriber Share. 5.3 Payment of commission or brokerage Subject to the provisions of the Companies Act, the Company may pay a commission or brokerage in coniJecLion with the subscription for or issue of any Shares . The Company may pay the commission or brokerage in cash or by issuing fully or partly paid Shares or b Y ^ COmbination of both . 5.4 No Shares to bearer The Company shall not issue Shares to bearer. 5.5 Fractional Shares The Directors may issue fractions of a Share of any Class, and, if so issued, a fraction of a Share (calculated to such decimal points as the Directors may determine) shall be subject to and carry the corresponding fraction of liabilities (whether with respect to any unpaid amount thereon, contribution, caI|s or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole Share of the same Class . If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated . 5.6 Treasury Shares (a) Shares that the Company purchases, redeems or acquires by way of surrender in accordance with the Companies Act shall be held as Treasury Shares and not treated as cancelled if: (i) the Directors so determine prior to the purchase, redemption or surrender of those shares; and (ii) the relevant provisions of the Memorandum and Artic|es, the Companies Act and the Exchange Rules are otherwise complied with. (b) No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company's assets (including any distribuhon of assets to members on a winding up) may be made to the Company in respect of a Treasury Share .

1084125/0002/S719464v2 9 (c) The Company shall be entered in the Register of Members as the holder of the Treasury Shares. However: (i) the Company shall not be treated as a Member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void ; and (ii) a Treasury Share shall not be voted, directly or indirectly, at any general meeting of the Company and shall not be counted in determining the total number of issued Shares at any given time, whether for the purposes of these Articles or the Companies Act . (d) Nothing in paragraph (c) above prevents an allotment of Shares as fully paid up bonus Shares in respect of a Treasury Share and Shares allotted as fully paid up bonus Shares in respect of a Treasury Share shall be treated as Treasury Shares . (e) Treasury Shares may be disposed of by the Company in accordance with the Companies Act and otherwise on such terms and conditions as the Directors determine. 6. REGISTER OF MEMBERS 6.1 Duty to establish and maintain a Register of Members (a) The Directors shall cause the Company to keep at its Registered Office, or at any other place within or outside the Cayman Islands they think fit, the Register of Members (which, for the avoidance of doubt, comprises the Listed Share Register, the Unlisted Share Register and any branch register(s) maintained from time to t¡me) in which shall be entered : (i) the particulars of the Members; (ii) the particulars of the Shares issued to each of them; and (iii) other particulars required under the Companies Act and the Exchange Rules (as appropriate). (b) If the recording complies with the Companies Act, the Exchange Rules and any other applicable law, the Listed Share Register may be kept by recording the particulars required under the Companies Act in a form otherwise than in a physically written form . However, to the extent the Listed Share Register is kept in a form otherwise than in a physically written form, it must be capable of being reproduced in a |egible form .

1084125/0002/S719464v2 10 6.2 Power to establish and maintain branch registers (a) Subject to tL \ e Exchange Rules, the rules and regulations of the Relevant System and any other applicable laws, if the Directors consider jt necessary or desirable, whether for administrative purposes or otherwise, they may cause the Company to establish and maintain a branch register or registers of members of such category or categories and at such location or locations within or outside the Cayman Islands as they think fit . (b) The Company shall cause to be kept at the place where the Unlisted Share Register is kept, a duplicate of any branch register duly entered up from time to time . Subject to this Artic|e, with respect to a duplicate of any branch register : (i) the Unlisted Shares registered in the branch register shall be distinguished from those registered in the Unlisted Share Register; and (ii) no transaction with respect to any Umisted Shares registered in a branch register shall, during the continuance of that registration, be registered in any other register. (c) The Company may discontinue keeping any branch register and thereupon all entries in such branch register shall be transferred to another branch register kept by the Company or to the Unlisted Share Register . 7. CLOSING REGISTER OF MEMBERS AND FIXING RECORD DATE 7.1 Power of Directors to close the Register of Members For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment of a meeting, or Members entitled to receive payment of any dividend or distribution, or in order to make a determination of Members for any other proper purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which sha]l not in any case exceed thirty (30) days . 7.2 Power of Directors to fix a record date In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrear a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members, and for the purpose of determining the Members entitled to receive payment o f any dividend or distribution, or in order to make a determination of Members for any other purpose .

10841lS/0002/S719464v2 11 7.3 Circumstances where Register of Members is not closed and no fixed record date If the Register of Members is not closed and no record date is fixed for the determinaL¡on of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a dividend or distribution, the date on whi ¢ h notice of the meeting is sent or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members . When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Arficle, such determination shall apply to any adjournment of that meeting . 8. CERTIFICATED SHARES 8.1 Right to certificates Subject to the Companies Act, the requirements of (to the extent applicable) the Exchange Rules and/or the Exchange, and these ArL¡cIes, every person, upon becoming the holder of a cerrificated Share is entitled, without charge, to one certificate for all the certificated Shares of a Class in his name, or in the case of certificated Shares of more than one Class being registered in his name, to a separa te certificate for each Class of Shares, unless the terms of issue of the Shares provide otherwise . 8.2 Form of share certificates Share certificates, if any, shall be in such form as the Directors may determine and shall be signed by one or mole Directors or other person authorised by the Directors . The Directors may authorise share certificates to be issued with the authorised signature(s) affixed by mechanical process . All share certificates shall be consecutively numbered or otherwise identified and shall specify the number and Class of Shares to which they relate and the amount paid up thereon or the fact that they are fully paid, as the case may be . All share certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate evidencing a like number of relevant Shares shall have been surrendered and cancelled . Where only some of the certificated Shares evidenced by a share certificate are transferred, the o|d certificate shall be surrendered and cancel|ed and a new certificate for the balance of the certificated Shares shall be issued in lieu without charge . 8.3 Certificates for jointly - held Shares If the Company issues a share certificate in respect of certificated Shares held jointly by more than one person, delivery of a sing|e share certificate to one joint holder sha|l be a sufficient delivery to all of them.

8.4 Replacement of share certificates If a share certificate is defaced, worn - out or alleged to have been lost, stolen or destroyed, a new share certificate shall be issued on the payment of such expenses reasonably incurred by the Company and the person requiring the new share certificate shall first surrender the defaced or worn out share certificate or give such evidence of the loss, theft or destruction of the share certificate and such indemnity to the Company as the Directors may require . 9. UNCERTIFICATED SHARES 9.1 Uncertificated Shares held by means of a Relevant System (a) The Directors may permit Shares to be held in uncertificated form and shall have power to implement such arrangements as they may, in their absolute discrefion, think fit in order for any Class of Shares to be transferred by means of a Relevant System of holding and transferring Shares (subject always to any applicable ]aw and the requirements of the Relevant System concerned) . (b) (For the purpose of this Article 9, the expression "Shares", where the context permits, also includes Interests in such Shares). 9.2 Disapplication of inconsistent Articles Where the arrangements described in this Arficle 9 are implemented, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with: (a) the holding of Shares of that Class in uncertificated form; and (b) the facilities and requirements of the Relevant System. Arrangements for uncertificated Shares 9.3 Notwithstanding anything contained jn these Articles (but subject ajways to the Companies Act, any other applicable laws and regulations and the facilities and requirements of any Relevant System): (a) unless the Directors otherwise determine, Shares held by the same holder or joint holder in certificated form and uncertificated form shall be treated as separate holdings; (b) conversion of Shares held in certificated form into Shares held in uncertificated form, and vice versa, may be made in such a manner as the Directors may in their absolute discretion think fit and in accordance with applicable regulations ; (c) shares may be changed from uncertificated to certificated form, and from certificated to 1084125/O0O2/S719464v2

1084125/0002/S719464v2 13 uncertificated form, in such manner as the Directors may in their absolute discretion, think fit; (d) Article 13 . 2 shall not apply in respect of Shares recorded on the Register of Members as being held in uncertificated form to the extent that Article 13 . 2 requires or contemplates the effecting of a transfer by an instrument in writing and the production of a certificate for the Share to be transferred ; (e) a Class of Share shall not be treated as two C|asses by virtue only of that Class comprising both certificated and uncertificated Shares or as a result of any provision of these Articles or any other applicable law or regu|ation which applies only in respect of certificated and uncertificated Shares ; (f) where the Company is entitled under applicable law or these Articles to sell, transfer or otherwise dispose of, redeem, repurchase, re - aI|ot, accept the surrender of, forfeit or enforce a lien over, a Share in the Company, the Directors shall, subject to such appIicab|e laws, these Articles and the facilities and requirements of the Relevant System be entitled (without limitation) : (i) to require the holder of that Share by notice to convert that Share into certificated form within the period specified in the notice and to ho|d that Share in certificated form so long as required by the Company ; (ii) to require the operator of the Relevant System to convert that Share into certificated form; (iii) to require the holder of that Share by notice to give any instructions necessary to transfer title to that Share by means of the Relevant System within the period specified in the notice ; (iv) to require the holder of that Share by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the Relevant System, necessary to transfer that Share within the period specified in the notice ; (v) to take any other action that the Directors consider necessary or expedient to achieve the sale, transfer, disposal, re allotment, forfeiture or surrender of that Share or otherwise to enforce a lien in respect of that Share ; (vi) to require the deletion of any entries in the Relevant System reflecting the holding of such Share in uncertificated form; and (vii) to require the operator of the Relevant System to alter the entries in the Relevant System so as to divest the holder of the relevant Share of the power to transfer such Share other than to a person selected or approved by the Directors for the purposes of such transfer .

1084l2S/0002/S719464v2 14 10? Depository Interests held by means of a Relevant System The Directors may permit Shares of any Class to be represented by Depository Interests and to be transferred or otherwise dealt with by means of a Re|evant System and may revoke any such permission. 2. Disapplication of inconsistent Articles Where the arrangements described in this Article 10 are implemented, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with: (a) the holding of Depository Interests; and (b) the facilities and requirements of the Relevant System. 3. Arrangements for Depository Interests (g) Article 8 shall not apply so as to require the Company to issue a certificate to any person holding Shares in uncertificated form. 10. DEPOSITORY INTERESTS (a) The Directors may make such arrangements or regulations (if any) as they may from time to time in their absolute discretion think fit in relation to the evidencing, issue and transfer of Depository Interests and otherwise for the purpose of implementing and/or supplementing the provisions of this Article 10 and the Exchange Rules and the facilities and requirements of the Relevant System . (b) Ihe Company may use the Relevant System in which any Depository Interests are held to the fullest extent avaiIab|e from time to time in the exercise of any of its powers or functions under the Companies Act, the Exchange Rules or these Articles or otherwise in effecting any actions . (c) For the purpose of effecting any action by the Company, the Directors may determine that Depository Interests held by a person shaI| be treated as a separate holding from certificated Shares held by that person . 204 Not separate Class Shares in a particular Class shall not (orm a separate Class of Shares from other Shares in that Class because they are dealt with as Depository Interests. 10.5 Power of sale (a) Where the Company is entitled under applicable law or these Articles to sell, transfer or otherwise

15 108412S/0002/S719464v2 dispose of, redeem, repurchase, re a|Iot, accept the surrender of, forfeit or enforce a lien over, any Share represented by a Depository Jnterest, the Directors shall, subject to such applicable laws, these Articles and the facilities and requirements of the Relevant System be entitled (without limitation) : (b) to require the holder of that Depository Interest by noLice to convert that Share represented by the Depository Interest into certificated form within the period specified in the notice and to ho|d that Share in certificated form so long as required by the Company ; (c) to require the holder of that Depository Interest by notice to give any instructions necessary to transfer title to that Share by means of the Relevant System within the period specified in the notice ; (d) to require the holder of that Depository Interest by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the Relevant System, necessary to transfer that Share within the period specified in the notice ; and (e) to take any other action that the Directors consider necessary or expedient to achieve the sale, transfer, disposal, re allotment, forfeiture or surrender of that Share or otherwise to enforce a lien in respect of that Share . 11. CALLS ON SHARES 11.1 Calls, how made (a) Subject to the terns on which Shares are a||otted, the Directors may make calls on the Members (and any persons entitled by transmission) in respect of any amounts unpaid on their Shares (whether in respect of nominal value or premium or otherwise) and not payable on a date fixed by or in accordance with the allotment terms . Each such Member or other person shall pay to the Company the amount called, subject to receiving at |east fourteen (14) clear days' notice specifying when and where the payment is to be made, as required by such notice . (b) A call may be made payable by instalments . A call shall be deemed to have been made when the reso|uLion of the Directors authorising it is passed . A call may, before the Company's receipt of any amount due under it, be revoked or postponed in whole or in part as the Directors may decide . A person upon whom a call is made will remain liable for calls made on him notwithstanding the subsequent transfer of the Shares in respect of which the call was made . 11.2 Liability of joint holders The joint holders of a $hare shall be joint|y and severally liable to pay all calls in respect of it.

16 108412S/0002/S719464v2 3. Interest If the whole of the sum payable in respect of any call is not paid by the day it becomes due and payable, the person from whom it is due shall pay all costs, charges and expenses that the Company may have incurred by reason of such non - payment, together with interest on the unpaid amount from the day it became due and payable until it is paid at the rate fixed by the terms of the a|Iotment of the Share or in the not¡ce of the call or, if no rate is fixed, at such rate, not exceeding eight percent ( 8% ) per annum (compounded on a six monthly basis), as the Directors shall determine . The Directors may waive pa vm ent of such costs, charges, expenses or interest in whole or in part . 4. Differentiation Subject to the allotment terms, the Directors may make arrangements on or before the issue of Shares to differentiate between the holders of Shares in the amounts and times of payment of calls on their Shares . 5. Payment in advance of calls (a) The Directors may receive from any Member (or any person entitled by transmission) a]l or any part of the amount uncaI]ed and unpaid on the Shares held by him (or to which he is entitled) . The liability of each such Member or other person on the Shares to which such payment relates shall be reduced by such amount . The Company may pay interest on such amount from the time of receipt until the time when such amount would, but for such advance, have become due and payable at such rate not exceeding eight percent ( 8% ) per annum (compounded on a six monthly basis) as the Directors may decide . (b) No sum paid up on a Share in advance of a cal] shall ent 1 tIe the holder to any portion of a div¡dend subsequently declared or paid in respect of any period prior to the date on which such sum would, but for such payment, become due and payable . 6. Restrictions if calls unpaid Unless the Directors decide ott›erwise, no Member shall be entitled to rece 1 Ve any dividend or to be present or vote at any meeting or to exercise any right or privilege as a Member unt 1 I he has paid all calls due and payable on every Share held by him, whether alone or jointly with any other person, together with interest and expenses (if any) to the Company . 7. Sums due on allotment treated as calls Any sum payable in respect of a Share on a]|otment or at any fixed date, whether in respect of the nominal value of the Share or by way of premium or otherwise or as an instalment of a call, shall be deemed to be

a ca|l. If such suIn is not paid, these Articles shall apply as if it had become due and payable by virtue of a call. 12. FORFEITURE OF SHARES 12.1 Forfeiture after notice of unpaid call (a) If a call or an instalment of a ca|l remains unpaid after it has become due and payable, the Director's may give to the person from whom it is due not less than fourteen (14) clear days' not 1 ce requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses that the Company may have incurred by reason of such non - payment . The notice shall state the place where payment is to be made and that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited . If the notice is not complied with, any Shares in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors . The forfeiture will include all dividends and other amounts payable in respect of the forfeited Shares which have not been paid before the forfeiture . (b) The Directors may accept the surrender of a Share which is liab|e to be forfeited in accordance with these Articles . All provisions in these Articles which app|y to the forfeiture of a Share also apply to the surrender of a Share . 2. Notice after forfeiture When a Share has been forfeited, the Company shall give notice of the forfeiture to the person who was before forfeiture the holder of the Share or the person entitled by transmission to the Share . An entry that such not¡ce has been given and of the fact and date of forfeiture shall be made in the Register of Members . Notwithstanding the above, no forfeiture will be invalidated by any omission to give such notice or make such entry . 3. Consequences of forfeiture (a) A Share shall, on its forfeiture, become the property o( the Company. (b) All interest in and all claims and demands against the Company in respect of a Share and all other rights and liabilities incidental to the Share as between its holder and the Company sha|I, on its forfeiture, be extinguished and terminate except as otherwise stated in these Articles . (c) The holder of a Share (or the person entitled to it by transmission) which is forfeited shall: (i) on its forfeiture cease to be a Member (or a person entjt|ed) in respect of it; 1084125/00 02JS719 464 v2

12.4 Disposal of forfeited Share A forfeited Share may be sold, re - allotted or otherwise disposed o f on such terms and in sucñ manner as the Directors may decide either to the person who was before the forfeiture the holder or to any other person . At any time before the disposal, the forfeiture may be cancelled on such terms as the Directors may decide . Where for the purpose of its disposal a forfeited Share is to be transferred to any transferee, the Directors may : (ii) if a certificated Share, surrender to the Company for cancellation the share certificate for the Share; (iii) remain liable to pay to the Company all monies payable in respect of the Share at the time of forfeiture, with interest from such time of forfeiture until the time of payment, in the same manner in all respects as if the Share had not been forfeited ; and (iv) remain liable to satisfy all (if any) claims and demands which the Company might have enforced in respect of the Share at the time of forfeiture without any deduction or allowance for the value of the Share at the time of forfeiture or for any consideration received on its disposal . (i) in the case of certificated Shares, authorise a person to execute an instrument of transfer of Shares in the name and on behalf of their holder to the purchaser or as the purchaser may direct ; (ii) in the case of uncertificated Shares, exercise any power conferred on them by Article 9.3(f) to effect a transfer of the Shares; and (iii) if the Share is represented by a Depository Interest, exercise any of the Company's powers under Article 10 . 5 to effect the sale of the Share to, or in accordance with the directions of, the buyer . (b) The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale . The title of the transferee to the Shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer . Any instrument or exercise referred to at paragraph (a) of this Article shall be effecfive as if it had been executed or exercised by the ho]der of, or the person enfitled by transmission to, the Shares to which it relates . 12.5 Proof of forfeiture A statutory declaration by a Director or any other officer that a Share has been forfeited on a specified date shal! be conclusive evidence of the facts stated in it against all persons claiming to be entitled to the 1084125/0002/S719464v2 lS

Share . The declaration sha|I (subject to the execution of any necessary instrument of transfer) constitute good title to the Share . The person to whom the Share is disposed of shall not be bound to see to the application of the consideration (if any) given for it on such disposal . His title to the Share will not be affected by any irregularity in, or invalidity of, the proceedings connected with the forfeiture or disposal . 13. TRANSFER OF SHARES 13.1 Form of transfer Subject to these Articles, a Member may transfer all or any of his Shares: (a) in the case of certificated Shares, by an instrument of transfer in writing in any usual form or in another form approved by the Directors or prescribed by the Exchange, which must be executed by or on behalf of the transferor and (in the case of a transfer of a Share which is not fully paid) by or on behalf of the transferee ; or (b) in the case of uncertificated Shares, without a written instrument in accordance with the rules or regulations of any Re|evant System in which the Shares are held, or may be by an instrument of transfer in the usual or common formor anyother form approved by the Directors . 13.2 Registration of a Share transfer (a) Subject to these Artic|es, the Directors may, in their absolute discretion and without giving a reason, refuse to r egister the transfer of a cerfificated Share unless it is: (i) in respect of a Share which is fully paid; (ii) in respect of a Share on which the Company has no lien; (iii) in respect of on \ y one Class of Shares; (iv) in favour of a single transferee or not more than four joint transferees; (v) duly stamped (if required); and (vi) delivered for registration to the Registered Office or such other place as the Directors may decide, accompanied by the certificate for the Shares to which it relates and any other evidence as the Directors may reasonably require to prove the tit]e to such Share of the transferor and the due execution by him of the transfer or, if the transfer is executed by some other person on his behalf, the authority of such person to do so, provided that the Directors shaI| not refuse to register any transfer of any certificated 1084 125/0002/S719464v2 19

Shares listed on the Exchange on the ground that they are partly paid in circumstances where such refusal would prevent dealings in such Shares from taking place on an open and proper basis . (b) If the Directors refuse to register a transfer pursuant to this Article, they shall, within two (2) months after the date on which the transfer was delivered to the Company, send notice of the refusal to the transferee . An instrument of transfer which the Directors refuse to register shall (except in the case of suspected fraud) be returned to the person delivering it . All instruments of transfer which are registered may, subject to these Articles, be retained by the Company . 13.3 Registration of an uncertificated Share transfer (a) The Directors shall register a transfer o f title to any uncertificated Share which is held in uncertificated form in accordance with the rules or regu|ations of any Relevant System in which the Shares are held, except that the Directors may refuse (subject to any relevant requirements of(to the exten t applicable) the Exchange Rules and/or the Exchange) to register any such transfer which is in favour of more than four persons jointly or in any other circumstance permitted by the rules or regu|ations of any Relevant System in which the Shares are held . (b) If the Directors refuse to register any such transfer the Company shall, within two months after the date on which the instruction relating to such transfer was received by the Company, send nofice of the refusal to the transferee . 13.4 Transfers of Depository Interests (a) The Company shall register the transfer of any Shares represented by Depository Interests in accordance with the rules or regulations of the Relevant System and any other applicable laws and regulations . (b) Where permitted by the rules or regulations of the Relevant System and any other applicable laws and regulations, the Directors may, in their absolute discretion and without giving any reason for their decision, refuse to register any transfer of any Share represented by a Oepository Interest . 13.5 No fee on registration No fee shall be charged for the registration of a transfer of a Share or other document relating to or affecting the ritle to any Share. 1084125/0O02/S719464v2 20

6. Renunciacions of Shares Nothing in these Artic|es shall preclude the Directors from recognising the renunciation of any Share by the allottee thereof in favour of some other person. 7. Enforceability of and interpretation/administration of this Article If any provision of this Article 13 or any part of such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then: 1084125/0002/S719464v2 (i) the invalidity of unenforceability of such provision shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction ; and (ii) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of these Articles . (b) The Directors shall have the exc|usive power and authority to administer and interpret the provisions of this Article 13 and to exercise a|I rights and powers specifically granted the Directors and the Company or as may be necessary or advisable in the administration of this Article 13 . All such actions, calculations, determinations and interpretations which are done or made by the Directors in good faith sha|I be final, conclusive, and binding on the Company and the beneficial and registered owners of the Shares and shall not subject the Directors to any liability . 8. No transfers to an infant etc hlo transfer shall be made to an infant or to a person of whom an order has been made by competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs or under other legal disability . 9. Effect of registration The transferor shall be deemed to remain the ho|der of the Share transferred until the name of the transferee is entered in the Register of Members in respect of that Share .

22 1084125/0002/S719464v2 14. TRANSMISSION OF SHARES 1. Transmission of Shares If a Member dies, becomes bankrupt, commences liquidation or is dissolved, the only person that the Company will recognise as having any tit|e to, or interest in, that Member's Share (other than the Member) are : (a) if the deceased Member was a joint holder, the survivor; (b) if the deceased Member was a sole or the only surviving holder, the personal representative of that Member; or (c) any trustee in bankruptcy or other person succeeding to the Member's interest by operation of but nothing in these Articles releases the estate of a deceased Member, or any other successor by operation of law, from any liability in respect of any Share held by that Member solely or jointly . 2. Election by persons entitled on transmission Any person becoming entitled to a Share as a result of the death, bankruptcy, liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become registered as the holder of the Share or nominate another person to be registered as the holder of that Share . If he elects to be registered as the ho|der of the Share himself, he shall give written notice to the Company to that effect . If he elects to have some other person registered as the holder of the Share, he sha|I : (a) in the case of a certificated Share, execute an instrument of transfer of such Share to such person; (b) in the case o( an uncerLificated Share, either: (i) procure that all the appropriate instructions are given by means of the Relevant System to effect the transfer of such Share to such person; or (ii) change the uncertificated Share to certified form and then execute a transfer of such Share to such person; and (c) in the case of a Share represented by a Depository Interest, take any action the Directors may require (including, without limitation, the execution of any document and the giving of any instruction by means o( the Relevant System) to eftect the transfer of the Share to that person .

14.3 Rights of persons entitled by transmission A person becoming entit \ ed to a Share by reason of the death, bankruptcy, liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends and other rights to which he would be entitled if he were the registered holder of the Share . However, the person shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to attend or vote at any meeting of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him registered as the holder (and the Directors shall, in either case, have the same right to refuse registration as they would have had in the case of a transfer of the Share by that Member before his death, bankruptcy, liquidation or dissolution, as the case may be) . If the notice is not complied with within ninety (90) days the Directors may withhold payment of all Dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with . 1084125/0002/S71946‹v2 23 15. REDEMPTION, PURCHASE AND SURRENDER OF SHARES 111 Subject to the Companies Act, the Memorandum, these Articles, the Exchange Rules (where applicable) and any rights conferred on the holders of any Shares or attaching to any Class of Shares, the Company issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of one or both of the Company or the Member on such terms and in such manner as the Directors may determine before the issue of the Shares ; (b) purchase, or en tel into a contract under which it will or may repurchase, any of its own Shares of any Class (including any redeemable Shares) on such terms and in such manner as the Directors may determine or agree with the Member ; make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Companies Act, including out of capital; and (d) accept the surrender for no consideration of any paid uq Share (including any redeemable Share) on such terms and in such manner as the Directors may determine. 15 . 2 Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption . 15.3 The redemption or purchase of any Share shall not be deemed to give rise to the redemption or purchase

1084125/0002/57l9464v2 24 of any other Share, 15 . 4 The Directors may when making payments in respect of the redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie . 15.5 The Directors may hold any repurchased, redeemed or surrendered Shares as Treasury Shares in accordance with the provisions of the Companies Act and these Articles. 16. FINANCIAL ASSISTANCE Any financial assistance given by the Company in connection with a purchase made or to be made by any person of any Shares or Interests in Shares in the Company shall only be made in accordance with the Companies Act, applicable law and the Exchange Rules (where applicable) . 17. CLASS RIGHTS AND CLASS MEETINGS 1. Variation of class rights Subject to the Companies Act, if at any Itme the share capital of the Company is divided into different Classes of Shares, all or any of the rights attached to any Class of Shares may be varied in such manner as those rights may provide or, if no such provision is made, either : (a) with the consent in writing of IJo|ders of not less than two - thirds of the issued Shares of that Class; (b) with the sanction of a resolution passed at a separate meeting of the holders of the Shares of that Class by a two - thirds majority of the holders of the Shares of that Class present and voting at such meeting (whether in person or by proxy) . 2. Treatment of classes of Shares by Directors The Directors may treat two or more or al] of the Classes of Shares as forming one class of Shares if the Oirectors consider that such Classes of Shares wou|d be affected by the proposed variation in the same way . 3. Effect of Share issue on class rights The rights attached to any Class of Shares are not taken to be varied by : (a) the creation or issue of further Shares ranking equally with them unless expressly provided by the terms of the issue of the Shares of that Class; or

t084125/0002/S719464v2 25 (b) the reduction of capital paid up on such Shares or by the repurchase, redempfion or surrender of any Shares in accordance with the Companies Act and these Articles. 17.4 Class meetings The provisions of these Articles relating to general meetings of the Company shall apply mutatis mutandis to any Class meeting, except that the quorum shall be one or more Members that together hold at least one - third of the total votes attaching to the Shares of that Class . 18. NO RECOGNITION OF TRUSTS OR THIRD PARTY INTERESTS Except as otherwise expre5s|y provided by these Articles or as required by law or as ordered by a court of competent jurisdiction, the Company: (a) is not required to recognise a person as holding any Share on any trust, even if the Company has notjce of the trust; and (b) is not required to recognise, and is not bound by, any interest in or claim to any Share, except for the registered holder's absolute Iega| ownership of the Share, even if the Company lfas notice of that interest or claim . 19. LIEN ON SHARES 1. Lien on Shares generally The Company shall have a first and paramount lien on all Shares registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or amounts payable to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Mei»ber or not, but the Directors may at any time determine any Share to be wholly or in part exempt from the provisions of this Article . The Company's lien on a Share is re|eased if a transfer of that Share is registered . 2. Enforcement of lien by sale The Company may sell, on such terms and in such manner as the Directors think fit, any Share on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen (14) clear days after notice has been given by the Company to the holder of the Share (or to any other person entitled by transmission to the Shares) demanding payment of that amount and giving notice of intention to sell the Share if such payment is not made .

26 1084125/0002/S719464v2 19.3 Completion of sale under lien (a) To give effect to a sale of Shares under a lien the Directors may: (i) in the case of certificated Shares, authorise any person to execute an instrument of transfer in respect of the Shares to be sold to, or in accordance with the directions of, the relevant purchaser ; (ii) in the case of uncertificated Shares, exercise any power conferred on them by Article 9.3(f) to effect a transfer of Shares; and (iii) if the Shares are represented by a Depository Interest, exercise any of the Company's powers under Article 10 . 5 to effect the sale of such Shares to, or in accordance with the directions of the purchaser . (b) The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of any consideration provided for the Shares, nor will the purchaser's title to the Shares be affected by any irregularity or invalidity in connecfion with the sale or the exercise of the Company's power of sale under these Articles . 19.4 Application of proceeds of sale The net proceeds of a sale made under a lien after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person who was entitled to the Shares immediately prior to the sale . 20. UNTRACED MEMBERS 20.1 Sale of Shares (a) The Company may sell at the best price reasonably obtainable any Share of a Member, or any Share to which a person is entitled by transmission, if: (i) during the period of six (6) years prior to the date of the publication of the advertisements referred to in this paragraph (a) (or, if published on different dates, the earlier or earliest of them) : (A) no cheque, warrant or money order in respect of such Share sent by or on behalf of the Company to the Member or to the person entitled by transmission to the

27 1084125/0002/S719464v2 Share, at his address in the Register of Members or other address last known to the Company has been cashed; and (B) no cash dividend payable on the Shares has been satisfied by the transfer of funds to a bank account of the Member (or person entitled by transmission to the share) or by transfer of funds by means of the Relevant System, and the Company has received no communication (whether in writing or otherwise) in respect of such Share from such Member or person, provided that during such six year period the Company has paid at least three cash dividends (whether interim or final) in respect of Shares of the Class in question and no such dividend has been claimed by the person entitled to such Share ; (ii) on or after the expiry of such six year period the Company has given notice of its intention to se|l such Share by advertisements in a nationa | newspaper published in the country in which the Registered Office is located and in a newspaper circulating in the area in which the address in the Register of Members or other last known address of the member or the person entit|ed by transmission to the Share or the address for the service of notices on such member or person notJfjed to the Company in accordance with these Articles is located ; (iii) such advertisements, if not published on the same day, are published within thirty (30) days of each other; (iv) during a further period o( three months following the date of publication of such advertisements (or, if published on different dates, the date on which the requirements of this paragraph (a) concerning the publicatio* 4 of newspaper advertisements are met) and prior to the sale the Company has not received any communication (whether in writing or otherwise) in respect of such Share from the Member or person entitled by transmission . (b) If during such six year period, or during any subsequent period ending on the date when all the requirements of paragraph (a) of this Arficle have been met in respect of any Shares, any additional Shares have been issued in respect of those held at the beginning of, or previously so issued during, any such subsequent period and all the requirements of paragraph (a) of this Article have been satisfied with regard to such additional Shares, the Company may also sell the additional Shares . (c) To give effect to a sale pursuant to paragraph (a) or paragraph (b) of this Arncle, the Directors may:

28 1084125/0002/S719464v2 (i) in the case of certificated Shares, authorise a person to execute an instrument of transfer of Shares in the name and on behaf of the ho|der o[, or the person enffled by transmission to, them to the purchase r o r as the purchaser may direct ; (ii) in the case of uncertificated Shares, exercise any power conferred on them by Article 9.3(f) to effect a transfer of the Shares; and (iii) if the Share is represented by a Depository Interest, exercise any of the Company‘s powers under Artic|e 10 . 5 to effect the sale of the Share to, or in accordance with the directions of, the purchaser . (d) The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale . The tit|e of the transferee to the Shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer . Any instrument or exercise referred to at paragraph (c) of this Article shall be effective as if it had been executed or exercised by the ho]der of, or the person entitled by transmission to, the Shares to which it relates . 20.2 Application of sale proceeds The Company shall account to the Member or other person entitled to such Share for the net proceeds of such sale by carrying all monies in respect of the sale to a separate account . The Company shall be deemed to be a debtor to, and not a trustee for, such Member or other person in respect of such monies . Monies carried to such separate account may either be employed in thé business of the Company or invested as the Directors may think fit . No interest sha|I be payable to such Member or other person in respect of such monies and the Company shall not be required to account for any money earned on them . Z1. ALTERATION OF SHARE CAPITAL Z1.1 Increase, consolidation, subdivision and cancellation (a) The Company may by Ordinary Resolution: (i) increase its share capital by such sum, to be divided into Shares of such Classes and amounts as the resolution shall prescribe; (ii) consolidate, or consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares; (iii) subdivide its Shares, or any of them, into Shares of a smaller amount than is fixed by the Memorandum; and

21.2 29 10841 25/0002/57194 64v2 Dealing with fractions resulting from consolidation or subdivision of Shares (iv) cancel any Shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its share capital by the amount of the Shares so canceI|ed . (b) All new Shares created in accordance with the provisions of this Artic|e sha|| be subject to the same provisions of these Articles with reference to liens, transfer, transmission and otherwise as the Shares in the original share capital . (a) Whenever, as a result of a consolidation or subdivision of Shares, any Members would become entitled to fractions of a Share the Directors may on behalf of those Members deal with the fractions as they think fit, including (without limitation) : (i) selling the Shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Companies Act, the Company); and (ii) distributing the net proceeds in due proportion among those Members (except that if the amount due to a person is |ess than US $ 5 . 00 , or such other sum as the Directors may decide, the Company may retain such sum for its own benefit) . (b) For the purposes of this Article, the Directors may: (i) in the case of certificated Shares, authorise some person to execute an instrument of transfer of the Shares to, or in accordance with the direcfions of, the purchaser; (ii) in the case of uncerLificated Shares, exercise any power conferred on it by Article 9.3(f) to effect a transfer of the Shares; and (iii) if the Share is represented by a Depository Interest, exercise any of the Company's powers under Article 10 . 5 to effect the sale of the Share to, or in accordance with the directions of, the purchaser . The transferee shall not be bound to see to the application of the purchase money nor shall the transferee's title to the Shares be affected by any irregularity in, or invalidity of, the proceedings in respect of any sale undertaken pursuant to this Article .

30 2084 225/0002/5729464v2 21.3 Reduction of Share Capital Subject to the provisions of the Companies Act and to any rights attached to any Shares, the Company may by Special Resolution reduce its share capital, any capital redemption reserve, any share premium account or any other undistributable reserve in any way . 22. GENERAL MEETINGS 2L1 Annual general meetings and general meetings (a) The Company may, but shall not be obliged to, hold an annual general meeting in each calendar year, which shall be convened by the Directors, in accordance with these Articles and held at such time and place as may be determined by the Directors . (b) All general meetings other than annual general meetings shall be called general meetings. 2. Convening of general meetings The Directors may convene a general meeting of the Company whenever the Directors think fit, and must do so if required to do so pursuant to a valid Members' requisition . 3. Members' requisition A Members' requisition is a requisifion o( Members of the Company holding at the date of deposit oi the requisition at the Registered Office not less than twenty percent ( 20% ) in par value of the issued Shares which as at that date carry the right to vote at general meetings of the Company . 4. Requirements of Members' requisition (a) The requisition must state the objects of the general meeting and must be signed by the requisitjonists and deposited at the Registered 0 ffice, and ‹nay consist of several documents in like form each signed by one or more requisitionists . (b) If the Directors do not within sixty (60) days from the date of the deposit of the requisifion duly proceed to convene a genera| meeting to be held within a further 21 days, the requisitionists, or any of them representing a majority of the total voting rights of all of them, may themselves convene a general meeting of the Company, but any meeting so convened shall not be held after the expiration of three months aker the expiration of such 21 day period . (c) A general meeting convened in accordance with this Article by requisiLionists shall be convened (insofar as is possible) in the same manner as that in which general meetings are to be convened

108412S/00O2/5719464v2 31 by Directors and the Directors shall, upon demand, provide the names and addresses of each Member to the requisitionists for the purpose of convening such meeting. 23. NOTICE OF GENERAL MEETINGS 23.1 Length and form of notice and persons to whom notice must be given (a) At least ten (10) clear days' notice shall be given of any annual general meeting or general meeting of the Company. (b) Subject to the Companies Act and notwithstanding that it is convened by shorter notice than that specified in paragraph (a) of this Article, a general meeting shall be deemed to have been duly convened if it is so agreed in the case of all meetings by ninety percent { 90% ) of all the Members entitled to attend and vote at the meeting . (c) The notice of meeL¡ng shall specify: (i) whether the meeting is an annual general meeting or a general meeting; (ii) the place, the day and the time of the meeting; (iii) subject to the requirements of (to the extent applicable) the Exchange Rules and/or the Exchange, the general nature of the business to be transacted; (iv) if the meeting is convened to consider a Special Resolufion, the intention to propose the resolution as such; and (v) with reasonable prominence, that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and, on a po|l, vote instead of him and that a proxy need not also be a Member . (d) The notice of meeting: (i) shall be given to the Members (other than a Member who, under these Articles or any restrictions imposed on any Shares, is not entitled to receive notice from the Company), to each Director and alternate Director, to the Auditor and to such other persons as may be required by the Exchange Rules and/or the Exchange ; and (ii) may specify a time by which a person must be entered on the Register of Members in order for such person to have the right to attend or vote at the meeting. (e) The Directors may determine that the Members entitled to receive noL¡ce of a meeting are those

32 1084 125/0002/S719464v2 persons entered on the Register of Members at the close of business on a day determined by the Directors. 23.2 Omission or non - receipt of notice or instrument of proxy The accidental omission to send or give notice of meeting or, in cases where it is intended that it be sent out or given with the notice, an instrument of proxy or other document to, or the non - receipt of any such item by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting . 24. PROCEEDINGS AT GENERAL MEETINGS 24.1 Requirement and number for a quorum No business may be transacted at a general meeting unless a quorum is present . A quorum is those Members present in person or by proxy or by a duly authorised representative holding shares entitled to vote on the business to be transacted which represent not less than one third of all issued Shares, unless the Company has only one Member in which case that Member alone constitutes a quorum The absence of a quorum will not prevent the appointment of a chairman of the meeting . Such appointment shall not be treated as being part of the business of the meeting . 24.2 General meetings by telephone or other communications device A general meeting may be he]d by means of any te|ephone, electronic or other communications facilities that permit aI| persons in the meeting to communicate with each other and participation in such a meeting shal] constitute presence in person at such meering . Participation by a person in a general meeting in this manner is treated as presence in person at that meeting . Unless otherwise determined by resolution of the Members present, the meeting shall be deemed to be held at the place where the chairman is physically present . 2q.3 Adjournment if quorum not present If within thirty (30) minutes after the time appointed for a general meeting a quorum is not present (or if during such a meeting a quorum ceases to be present), the meeting: (a) if convened upon the requisition of Members, shall be dissolved; and (b) in any other case, stands adjourned to the same day in the next week at the same time and place or to such other day, time and place as the Directors may determine, and if at the adjourned meeting a quorum is not present within thirty (30) minutes from the time appointed for the meeting the Members present shall be a quorum .

33 1084 125/0002/S719464v2 24.4 Appointment of chairman of general meeting |a) If the Directors have elected one of their number as chairman of their meetings that person shal] preside as chairman at every genera| meeting of the Company . If there is no such chairman, or if the elected chairman is not present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unable or unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting . (b) If no Director is willing to act as chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be chairman of the meeting . 24.5 Orderly conduct The chairman shall take such action or give directions for such action to be taken as he thinks fit to promote the order|y conduct of the business of the meeting . The chairman‘s decision on points of order, matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any point or malter is of such a nature . 24.6 Entitlement to attend and speak Each Director shaI| be entitled to attend at any general meeting of the Company . The chairman may invite any person to attend and speak at any general meeting of the Company where lie considers that this will assist in the deliberations of the meeting . 24.7 Adjournment of general meeting The chairman may, with the consent of a meering at which a quorum is present (and shaI| if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shaI| be transacted at any adjourned meeting other than the business left unfinished a t the meeting from which the adjournment took place . When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting . Otherwise it shall not be necessary to give any such norice . 24.8 Voting on a show of hands (a) At any B eneral meeting a resolution put to the vote of the meeting must be decided on a show of hands unless a poll is demanded. (b) Unlessa poTisso demanded,udecafafion bythechairmanthataresotuMon hus,o+ ashow of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to

34 1084125/0002/57 t9464v2 that effect in the Company's book containing the minutes of proceedings of the Company, is conclusive evidence of the fact . Neither the chairman nor the minutes need state, and it is not necessary to prove, the number or proportion of the votes recorded in favour of or against the resolution . 24.9 When a poll may be demanded A po|l may only be demanded: (a) before the show of hands on that resolution is taken; (b) before the result of the show of hands on that resolution is declared; or (c) immediately after the result of the show of hands on that resolution is declared. 24.10 Demand for poll (a) A poll may be demanded by either: (i) the chairman of the meeting; (ii) at least five (5) Members entitled to vote at the meeting; (iii) a Member or Members representing in aggregate not less than ten percent (10%) of the total voting rights of all the Members having the right to vote at the meeting; or (iv) a Member or Members holding Shares conferring a right to vote on the resolution on which an aggregate sum has been paid up equal to not less than ten percent ( 10% ) of the total sum paid up on all the Shares conferring that right . (b) A demand for a poll does not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded. 24.11 Voting on a poll If a poll is properly demanded: (a) it must be taken in the manner and at the date and time directed by the chairman; (b) on the election of a chairman or on a question of adjournment, it must be taken immediate|y; (c) the result of the poll is a resolution of the meeting at which the poll was demanded; and

35 I084125/0002/S7I9464v2 (d) the demand may be withdrawn. 24.12 Casting vote for chairman If there is an equality of votes either on a show of hands or on a poll, the chairman is entitled to a second or casting vote in addition to any other vote he may have or be entitled to exercise. 25. VOTES OF MEMBERS 1. Registered Members to vote No person shall be entitled to vote at any general meeting unless he is registered as a Member in the Register of Members on the record date for such meeting. 2. Voting rights Subject to these Articles and to any rights or restrictions for the time being attached to any Class or Classes of Shares: (a) on a show of hands, each Member present in person and each other person present as a proxy or duly authorised representative of a Member has one vote; and (b) on a pol|, each Member present in person has one vote for each Share held by the Member and each person present as a proxy or duly authorised representative of a Member has one vote for each Share held by the Member that the person represents . Each fracLional Share sha|I carry the applicable fracLion of one vote . 3. Voting rights of joint holders If a Share is held jointly and more than one of the joint holders votes in respect of that Share, only the vote of the joint holder whose name appears first in the Register of Members in respect of that Share counts . 4. Voting rights of Members incapable of managing their affairs A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in matters concerning mental disorder, may vote whether on a show of hands or on a pol| by his receiver, curator bonis, or other person on such Member's behalf appointed by that court, and any such receiver, curator bonis or other person may vote by proxy .

1084125/0002/57I9464v2 36 5. Voting restriction on an outstanding call Unless the Directors decide otherwise, no Member shall be entitled to be present or vote at any general needing either personally or by proxy until he has paid all calls due and payable on every Share held by him whether alone or jointly with any other person together with interest and expenses (if any) to the Company . 6. Objection to error in voting (a) An objection to the right of a person to attend or vote at a general meeting or adjourned general meeting: (i) may not be raised except at that meeting or adjourned meeting; and (ii) must be referred to the chairman of the meeting whose decision is final. If any objection is raised to the right of a person to vote and the chairman disallows the objection then the vote cast by that person is valid for all purposes. (b) 26. REPRESENTATION OF MEMBERS AT GENERAL MEETINGS 26.1 How Members may attend and vote (a) Subject to these Articles, each Member entitled to vote at a general meeting may attend and vote at the general meeting: (i) in person, or where a Member is a company or non - natural person, by a duly authorised representative; or (ii) by one or more proxies. A proxy or a duly authorised representative may, but not need be, a Member of the Company. (b) 26.2 Appointment of proxies (a) The instrument appointing a proxy shall be in writing and be executed by or on behalf of the Member appointing the proxy. (b) A corporation may execute an instrument appointing a proxy either under its common seal (or in any other manner permitted by law and having the same effect as if executed under seal) or under the hand of a duly authorised officer, attorney or other person .

37 1084125/0002/S719464v2 (c) A Member may appoint more than one proxy to attend on the same occasion, but only one proxy may be appointed in respect of any one Share. (d) The appointment of a proxy shall not preclude a Member from attending and voting at the meeting or any adjournment of it. 3. Form of instrument of proxy The instrument appointing a proxy may be in any usual or common form (or in any other form approved by the Directors or prescribed by the Exchange) and may be expressed to be for a particular general meeting (or any adjournment of a general meeting) or generally until revoked . 4. Authority under instrument of proxy The instrument appointing a proxy shall be deemed (unless the contrary is stated in it) to colJfer authority to demand or join in demanding a pol| and to vote, on a poll, on a resolution as a motion or an amendment of a resolution put to, or other business which may properly come before, the meeting or meetings for which it is given or any adjournment of any such meeting, as the proxy thinks fit . 5. Receipt of proxy appointment The instrument appointing a proxy and any authority under which it is executed shall be deposited at the Registered Office or at such other place as is specified in the notice convening the meeting (or in any instrument of proxy sent out by the Company) prior to the time set out in such notice or instrument (or if no such time is specified, no |ater than forty - eight (48) hours before the time appointed for holding the meeting or adjourned meefing) . Notwithstanding the foregoing, the chairman may, in any event, at his discretion, direct that an instrument of proxy sha|l be deemed to have been duly deposited . 26.6 Uncertificated Proxy Instruction In re|ation to any Shares which are held by means of a Relevant System, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic communication in the form of an Uncertificated Proxy Instruction . The Directors may in a similar manner permit supplements to, or amendments or revocations of, any such Uncertificated Proxy Instruction to be made by like means . The Directors may in addiL¡on prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant . Notwithstanding any other provision in these Articles, the Directors may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a ho|der of a Share as sufficient evidence of the authority of the persons sending that instruction to send it on behalf of the holder .

38 1084125/0002/S719464v2 7. Validity of votes cast by proxy Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the instrument of proxy or of the authority under which the instrument of proxy was executed, or the transfer of the Share in respect of which the proxy is appointed unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the genera] meeting, or adjourned meeting at which the proxy voted . 8. Corporate representatives A corporation which is a Member may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any separate meeting of the holders of any Class of Shares . Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation’s holdings to which the authority re]ates) as the corporątion could exercise if it were an individual Member . The corporarion shaI| for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it . AII references in these Articles to attendance and voting in person shall be construed accordingly . A Director, the Secretary or some other person authorised for the purpose by a Director may require the representative to produce a certified copy of the resolution so authorising him or such other evidence of his authority reasonably satisfactory to such person before permitting him to exercise his powers . 9. Clearing Houses and Depositories If a Clearing House or a Depository (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it thinks fit to act as its representatives a t any meeting o f the Company or a t any separate meeting of the holders of any Class of Shares provided that, if more than one person is so authorised, the authorisation shall specify the number and Class of Shares in respect of which each such representative is so authorised . Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Clearing House or the Depository (or its nominee(s)) as if such person was the registered holder of the Shares of the Company held by the Clearing House or the Depository (or its nominee(s)) . 10. Termination of proxy or corporate authority A vote given or pol| demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous termination of the authority of the person voting or demanding a poll, unless notice of the termination was received by the Company at the Registered Office, or at such other

39 1084125/0002/S719464v2 place at which the instrument of proxy was duly deposited, or, where the appointment of proxy was contained in an electronic communication, at the address at which such appointment was duly received, at least one hour before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll not taken on the same day as the meeting or adjourned meeting) at least one hour before the time appointed for taking the poll . 26.11 Amendment to resolution (a) If an amendment shall be proposed to any resolution but shall in good faith be ruled out of order by the chairman of the meeting, any error in such ruling shall not invalidate the proceedings on the substantive resolution . (b) In the case of a resolution duly proposed as a Special Resolution, no amendment to it (other than an amendment to correct a patent error) may be considered or voted on and in the case of a resolution duly proposed as an Ordinary Resolution no amendment to it (other than an amendment to correct a patent error) may be considered or voted on unless either at least forty eight (48) hours prior to the time appointed for holding the meeting or adjourned meeting at which such Ordinary Resolution is to be proposed notice in writing of the terms of the amendment and intention to move it has been lodged at the Registered Office or the chairman of the meeting in his abso|ute discretion decides that it may be considered or voted on. 26.12 Shares that may not be voted Shares that are beneficially owned by the Company shall not be voted, directly or indirectly, at any general meeting or Class meeting (as app|icabIe) and shall not be counted in determining the tota| number of outstanding Shares at any given fime . 27. APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS 1. Number of Oirectors The Compa n v •• y from time to time b y Ordinary Reso|ution establish or vary a maximum and/or minimum number of Director's . Unles s otherwise determined b y the Company by Ordinary Reso|ution the number of Director s (other than alternate Directors) shall be not less than two an d there shall be no maximum number of Directors . 2. No shareholding qualification The Company may by Ordinary Resolution fix a minimum shareholding required to be held by a Director, but unless and unt \ I such a shareholding qualification is fixed a Director is not required to hold Shares .

1084125/0002/S7I9464v2 40 27.3 Appointment of Directors (a) The Company may by Ordinary Resolution appoint a person who is willing to act to be a Director either to fill a vacancy or as an addition to the existing Directors, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles . (b) Without prejudice to the Company's power to appoint a person to be a Director pursuant to these Articles, the Directors shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Directors, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles . 27.4 Appointment of executive Directors The Directors may appoint one or more of its members to an executive office or other position of employment with the Company for such term and on any other conditions the Oirectors think fit . The Directors may revoke, terminate or vary the terms of any such appointment, without prejudice to a claim for damages for breach of contract between the Director and the Company . 27.S No age limit (a) N o person shall be disqualified from being appointed o r re appointed as a Director and no Director shall be requested t o vacate that office by reaso n of his attaining the age of seventy o r any other age . (b) It shall not be necessary to give special notice of any resolution appointing, re - appointing or approving the appointment of a Director by reason of his age. 27.6 Removal of Directors by Ordinary Resolution (a) The Company may: (i) by Ordinary Resolution remove any Director before the expiration of his period of office (if any), but without prejudice to any claim for damages which he may have for breach of any contract of service between him and the Company ; and (ii) by Ordinary Resolution appoint another person who is willing to act to be a Director in his p]ace. (b) Any person so appointed shall be treated, for the purposes of determining the time at which he or any other Director is to retire, as if he had become a Director on the day on which the person

in whose place he is appointed was |ast appointed or re appointed a Director. 27.7 Other circumstances in which a Director ceases to hold office (a) Without prejudice to the provisions in these Articles, a Director ceases to hold o ffi ce as a Director 41 1084125/0002/S719464v2 (i) he resigns as Director by notice in writing delivered to the Directors or to the Registered Office or tendered at a meeting of Directors; (ii) be is not present personally or by proxy or represented by an alternate Director at meetings of the Directors for a continuous period of 6 months without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office ; (iii) he only held offjce as a Director for a fixed term and such term expires; (iv) he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; (v) he is removed from office pursuant to these Articles or the Companies Act or becomes prohibited by law from being a Director; (vi) an order is made by any court of competent jurisdiction on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his property or affairs or he is admitted to hospital in pursuance of an application for admission for treatment under any legislation relating to mental health and the Directors resolve that his office be vacated ; (vii) he is removed from office by notice in writing addressed to him at his address as shown in the Company's register of directors and signed by not less than three - fourths of a |I the Directors in number (without prejudice to any claim for damages which he may have for breach of contract against the Company) ; or in the case of a Director who holds executive office, his appointment to such office is terminated or expires and the Directors resolve that his offjce be vacated. (b) A Resolution of the Oirectors declaring a Director to have vacated office pursuant to this Article shaI| be conclusive as to the fact and grounds of vacation stated in the resolution.

10B4I25/0002 719464v2 42 Z8. ALTERNATE DIRECTORS 281 Appointment (a) A Director (other than an alternate Director) may appoint any other Director or any person approved for that purpose by the Directors and willing to act, to be his alternate by notice in writing delivered to the Directors or to the Registered Office, or in any other manner approved by the Directors . (b) The appointment of an alternate Director who is not already a Director shall require the approval of either a majority of the Directors or the Directors by way of a Directors' resolution. (c) An alternate Director need not hold a Share qualification and shall not be counted in reckoning any maximum or minimum number of Directors allowed by these Articles. 2. Responsibility Every person acting as an alternate Director shall be an o|ficer ol the Company, shall alone be responsible to the Company for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him . 3. Participation at Directors' meetings An alternate Oirector shall (subject to his giving to the Company an address at which notices may be served on him) be entitled to receive notice of a|I meetings of the Directors and all committees of the Directors of which his appointor is a member and, in the absence from such meetings of his appointor, to attend and vote at such meetings and to exercise all the powers, rights, duties and authorities of his appointor (other than the power to appoint an alternate Director) . A Director acting as alternate Director shall leave a separate vote at Directors' meetings for each Director for whom he acts as alternate Director, but he shall count as only one for the purpose of determining whether a quorum is present . 4. Interests An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements with the Company and to be repaid expenses and to be indemnified in the same way and to the same extent as a Director . However, he shall not be entitled to receive from the Company any fees for his services as alternate, except only such part (if any) of the fee payable to his appointor as such appointor may by notice in writing to the Company direct . Subject to this Article, the Company shall pay to an alternate Director such expenses as might properly have been paid to him if he had been a Director .

28.5 Termination of appointment (a) An alternate Director sha|I cease to be an alternate Director: 1084 125/0002/S719464v2 43 (b) if his appointor revokes his appointment by notice delivered to the Directors or to the Registered Office or in any other manner approved by the Directors; or (c) if his appointor ceases for any reason to be a Director, provided that if any Director retires but is re appointed or deemed to be re appointed at the same meeting, any valid appointment of the alternate Director which was in force immediately before his rerirement shall remain in force ; or (d) if any event happens in relation to him which, if he were a Director, would cause his office as Director to be vacated. Z9. POWERS OF DIRECTORS 29.1 General powers to manage the Company's business Subject to the provisions of the Companies Act, the Memorandum and these Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors, who may exercise a|I the powers of the Company . No alteration of the Memorandum or Artic|es and no such direcLion shall inva|idate any prior act of the Directors which wou|d have been valid if that alteration had not been made or that direction had not been given . (b) The powers given by this Article shall not be limited by any special power given to the Directors by these Articles and a duly convened meering of Directors at which a quorum is present may exercise all powers exercisable by the Directors . 29.2 Signing of cheques All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company sha|I be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine . 29.3 Retirement payments and other benefits The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance .

1084 125/0002/S7T9464v2 44 29.4 Borrowing powers of Directors The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of its undertaking and property and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party . 30. PROCEEDINGS OF DIRECTORS 50.1 Directors' meetings Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit . 30.2 Voting Questions arising at any Directors' meeting shall be decided by a simple majority of votes . In the case of an equa|ity of votes, the chairman shall have a second or casting vote . A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote . 30.3 Notice of a Directors' meeting A Director or an alternate Director may, or any other officer of the Company at the request of a Director or alternate Director shall, call a meeting of the Directors by not less than twenty - four (24) hours' notjce . Notice of a meeting of the Directors must specify the time and place of the meeting and the general nature of the business to be considered, and shall be deemed to be given to a Director if it is given to him personally or by word of mouth or sent in writing to his last known address given to the Company by him for such purpose or given by electronic communications to an address for the time being notified to the Company by the Director . A Director may waive the requirement that notice of any Directors' meeting be given to him, either at, before or after the meeting . 30.4 Failure to give notice A Director or alternate Director who attends any Directors' meeting waives any objection that he or she may have to any failure to give notice of that meeting . The accidental failure to give norice of a Directors' meeting to, or the non - receipt of notice by, any person entitled to receive notice of that meering does not invalidate the proceedings at that meeting or any resolution passed at that meeting .

108M135/OOO2/S719464v2 45 30.5 Quorum No business shall be transacted at any meeting of the Directors unless a quorum is present . The quorum may be fixed by the Directors, and unless so fixed shall be two (2) if there are two or more Directors, and shaI| be one if there is only one Director . A person who holds office only as an alternate Director shall, if his appointor is not present, be counted in the quorum . 30.6 Power to act notwithstanding vacancies The continuing Directors or sole continuing Director may act notwithstanding any vacancies in their number, but if the number of Directors is less than the number fixed as the quorum, the continuing Directors or Director may act only for the purpose of filling vacancies in that number, or for calling a general meeting of the Company . 30.7 Chairman to preside The Directors may elect a chairman of their board and determine the period for which he is to hold office, but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the t 1 me appointed for the meeting, the Directors present may appoint one of their number to be chairman of the meeting . 30.8 Validity of acts of Directors in spite of a formal defect All acts done by a meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any Director or a|ternate Director, or that they or any of them were disqualified from holding office (or had vacated office) or were not entitled to vote, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be and had been entitled to vote . 30.9 Directors' meetings by telephone or other communication device A meeting of the Directors (or committee of Directors) may be held by means of any telephone, electronic or such other communications facilities that permit all persons in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting . Unless otherwise determined by the Directors the meeting sha|I be deemed to be held at the place where the chairman is physically present .

46 1084125/0002/S719464v2 30.10 Written resolutions of Directors A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of Directors (an alternate Director being entitled to sign such a resolufion on bed a]f of his appointor) shall be as valid and effective as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held . A resolution in writing is adopted when all the Directors (whether personally, by an alternate Director or by a proxy) have signed it . 30.11 Appointment of a proxy A Director but not an alternate Director may be represented at any meeting of the Directors by a proxy appointed in writing by him . The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director . The authority of any such proxy shall be deemed unlimited unless expressly limited in the written instrument appointing him . 30.12 Presumption of assent A Director (or alternate Director) present at a meeting of Directors is taken to have cast a vote in favour of a resolution of the Directors unless his dissent shall be entered in the minutes of the meeting or unless he shal! file his written dissent from such action with the chairman or secretary of the meeting before the adjoui niTien t o( the meeting or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting . Such right to dissent shall not app|y to a Director who voted in favour of a resolution of the Directors . 30.13 Directors' interests (a) Subject to the provisions of the Companies Act and provided that he has declared to the Directors the nature and extent of any personal interest of his in a matter, transaction or arrangement, a Director or alternate Director notwithstanding his office may : (i) hold any office or place of profit in the Company, except that of Auditor; (ii) hold any office or place of profit in any other company or entity promoted by the Company or in which it has an interest of any kind; (iii) enter into any contract, transaction or arrangement with the Company or in which the Company is otherwise interested; (iv) act in a professional capacity (or be a member of a firm which acts in a professional capacity) for the Company, except as Auditor;

{08412S/0002/S7I9464v2 47 30?4 (v) sign or participate in the execution of any document in connection with matters related to that interest; (vi) participate in, vote on and be counted in the quorum at any meeting of the Dii ectors that considers matters relating to that interest; and (vii) do any of the above despite the fiduciary relationship of the Director‘s office: (viii) without any liability to account to the Company for any direct or indirect benefit accruing to the Director; and (ix) without affecting the validity of any contract, transaction ol arrangement. For the purposes of this Article, a general not¡ce given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any matter, transaction or arrangement for which a specified person or c|ass of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such matter, transaction or arrangement of the nature and extent so specified . (b) Minutes of meetings to be kept The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at general and C|ass meetings of the Company and meetings of the Directors or committees of the Directors, including the names of the Directors or alternate Directors presentaleach needng . 31. DELEGATION OF DIRECTORS' POWERS 31.1 Power of Directors to delegate The Directors may: (a) delegate any of their powers, authorities and discretions to any person or committee consisting of one or more Directors and (if the Directors think fit) to one or mole other persons in each case to such extent, by such means (including by power of attorney) and on such terms and conditions as the Directors think fit ; (b) authorise any person or committee to whom powers, authorities and discretions are de|egated under this Article by the Directors to further delegate some or all of those powers, authorities and discretions ;

48 1084 125/0002/S719464v2 (c) delegate their powers, authorities and discretions under this Article either collaterally with or to the exclusion of their own powers, authoriL¡es and discretions; and (d) at any time revoke any delegation made under this Article by the Directors in whole or in part or vary its tel ms and conditions. 2. Delegation to Committees A committee to which any powers, authorities and discretions have been delegated under the preceding Article must exercise those powers, authorities and discretions in accordance with the terms of delegation and any other regulations that may be imposed by the Directors on that committee . The proceedings of a committee of the Directors must be conducted in accordance with any regulations imposed by the Directors, and, subject to any such regulations, to the provisions of these Articles dealing with proceedings of Directors insofar as they are capable of applying . 3. Delegation to executive Directors The Directors may delegate to a Director holding executive office any of its powers, authorities and discretions for such time and on such terms and conditions as it shall think fit . The Directors may grant to a Director the power to sub - delegate, and may retain or exclude the right of the Directors to exercise the delegated powers, authorities or discretions collaterally with the Director . The Directors may at any time revoke the delegation or alter its terms and conditions . 31.4 Delegation to local boards (a) The Directors may establish any local or divisional board or agency for managing any of the affairs of the Company whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board, or to be managers or agents, and may fix their remuneration . (b) The Directors may delegate to any local or divisional board, manager or agent any of its powers and authorities (with power to sub - delegate) and way authorise the members of any local or divisiona| board or any of them to fill any vacancies and to act notwithstanding vacancies . (c) Any appointment or delegation under this Article may be made on such terms and subject to such conditions as the Directors think fit and the Directors may remove any person so appointed, and may revoke or vary any delegation . 31.5 Appointing an attorney, agent or authorised signatory of the Company (a) The Directors may by power of attorney or otherwise appoint any person to be the attorney, agent

1084125/0002/S7I9464v2 49 31.6 Officers The Directors may appoint such officers (including a Secretary) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors think fit . Unless otherwise specified in the terms of his appointment, an officer may be removed from that office by resolution of the Directors or by Ordinary Resolution . 1. Fees The Company shall pay to the Directors (but not alternate Directors) for their services as Directors such aggregate amount of fees as the Directors may decide . The aggregate fees shall be divided among the Directors in such proportions as the Directors may decide or, if no decision is made, equally . A fee payable to a Director pursuant to this Article shall be distinct from any salary, remuneration or other amount mov able to him pursuant to other provisions of these Articles and accrues from day to day . 2. Expenses A Director may also be paid al| travelling, hotel and other expenses properly incurred by him in connection with his attendance at meetings of the Directors or of committees of the Directors or genera| meetings or separate meetings of the holders of any C|ass of Shares or otherwise in connection with the discharge of his duties as a Director, including (without limitation) any professional fees incurred by him (with the approval of the Directors or in accordance with any procedures stipulated by the Directors) in taking independent professional advice in connection with the discharge of such duries . 3. Remuneration of executive Directors The salary or remuneration of a Director appointed to hold employment or executive office in accordance with the Articles may be a fixed sum of money, or whoI|y or in part governed by business done or profits made, or as otherwise decided by the Directors (including, for the avoidance of doubt, by the Directors or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they think fit . (b) Any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney, agent or authorised signatory as the Directors think fit and may also authorise any such attorney, agent or authorised signatory to delegate all or any of the powers, authorities and discretions vested in such person . 32. DIRECTORS' RENUMERATION, EXPENSES AND BENEFITS

1084l2S/0002/S719464v2 50 33. acting through a duly authorised Directors' committee), and may be in addition to or instead of a fee payable to him for his services as Director pursuant to these Articles. 32.4 Special remuneration A Director who, at the request of the Directors, goes or resides abroad, makes a special journey or performs a special service on behalf of or for the Company (including, without limitation, services as a chairman of the board of Directors, services as a member of any committee of the Directors and services which the Directors consider to be outside the scope of the ordinary duties of a Director) may be paid such reasonable additional remuneration (whether by way of salary, bonus, commission, percentage of profits or otherwise) and expenses as the Directors (including, for the avoidance of doubt, the Directors acting through a duly authorised Directors' committee) may decide . 32.5 Pensions and other benefits The Directors may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (by insurance or otherwise) for a person who is or has at any time been a Director, an officer or a director or an employee of a company which is or was a Group Undertaking, a company which is or was allied to or associated with the Company or with a Group Undertaking or a predecessor in business of the Company or of a Group Undertaking (and for any member of his family, including a spouse or former spouse, or a person who is or was dependent on him) . For this purpose the Directors may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums . The Directors may arrange for this to be done by the Company alone or in conjunction with another person . A Director or former Director is entitled to receive and retain for his own benefit any pension or other benefit provided in accordance with this Article and is not obliged to account for it to the Company . SEAL 33.1 Directors to determine use of Seal The Company may, if the Directors so determine, have a Seal . The Seal shall only be used with the authority of the Directors or a committee of the Directors established for such purpose . Every document to which the Seal is affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for that purpose unless the Directors decide that, either general or in a particular case, that a signature may be dispensed with or affixed by mechanical means .

51 t084125/0002/S719464v2 33.2 Duplicate Seal The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used . 34. DIVIDENDS, DISTRIBUTIONS AND RESERVES 1. Declaration Subject to the Companies Act and these Articles, the Directors or the Company by Ordinary Resolution may declare dividends and distributions on any one or more Classes of Shares in issue and authorise payment of the dividends or distributions out of the funds of the Company lawfully available therefor, (provided that no dividend may be declared by Company at a meeting of Members which exceeds the amount recommended by the Directors) . No dividend or distribution shall be paid except out of the realised or unrealised profits of the Company or from any reserve set aside from profits which the Directors determine is no |onger needed, or out of the share premium account, or as otherwise permitted by the Companies Act . 2. Interim dividends Subject to the Companies Act, the Directors may pay such interim dividends (including any dividend payable at a fixed rate) as appears to the Directors to be available for distribution . If at any t¡me the share capital of the Company is divided into different C|asses, the Directors may pay such interim dividends on Shares which rank after Shares conferring preferential rights with regard to dividend as well as on Shares conferring preferential rights, un|ess at the time of payment any preferential dividend is in arrears . If the Directors act in good faith, they shall not incur any liability to the holders of Shares conferring preferential rights for any loss that they may suffer by the lawful payment of an interim dividend on any Shares ranking after those with preferential rights . 3. Entitlement to dividends (a) Except as otherwise provided by these Articles or the rights attached to Shares: (i) a dividend shall be declared and paid according to the amounts paid up (otherwise than in advance of calls) on the nominal value of the Shares on which the dividend is paid; and (ii) dividends shall be apportioned and paid proportionately to the amounts paid up on the nominal value of the Shares during any portion or portions of the period in respect of which the dividend is paid, but if any Share is issued on terms that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly .

(b) 1084125/0002/S719J64v2 52 Except as otherwise provided by these Articles or the rights attached to Shares: (i) a dividend may be paid in any currency or currencies decided by the Directors; and (ii) the Company may agree with a Member that any dividend declared o r which may become due in on e currency will be paid t o the Member in another currency, for whi€h purpose the Directors may use any relevan t exchange rate current at any time as the Directors may select for the purpose of calculating the amount of any Member's entitlement to the dividend . 34.4 Payment methods The Company may pay a dividend, interest or other amount payable in respect of a Share in cash or by cheque, warrant or money order or by a bank or other funds transfer system or (in respect of any uncertificated Share or any Share represented by a Depository Interest) through the Relevant System in accordance with any authority given to the Company to do so (whether in writing, through the Relevant System or otherwise) by or on behalf of the Member in a form or in a manner satisfactory to the Directors . Any joint holder or other person jointly entitled to a Share may give an effective receipt for a dividend, interest or other amount paid in respect of such Share . (b) The Company may send a cheque, warrant or money order by post: (i) in the case of a sole holder, to his registered address; (ii) in the case of joint holders, to the registered address of the person whose name stands first in the Register of Members; (iii) in the case of a person or persons entitled by transmission to a Share, as if it were a notice given in accordance with Article 14; or (iv) in any case, to a person and address that the person or persons entitled to the payment may in writing direct. (c) Every cheque, warrant or money order shall be sent at the risk of the person or persons entitled to the payment and shall be made payable to the order of the person or persons entitled or to such other person or persons as the person or persons entitled may in writing direct . The payment of the cheque, warrant or money order shall be a good discharge to the Company . |f payment is made by a bank or other funds transfer or through the Itelevant System, the Company shall not be responsible for amounts lost or delayed in the course of transfer . If payment is made by or on behalf of tHe Company through t)›e Relevant System :

1084125/0002/S7T9464v2 S3 (i) the Company shall not be responsible for any default in accounting for such payment to the Member or other person entitled to such payment by a bank or other financia| intermediary of which the Member or other person is a customer for sett|ement purposes in connection with the Relevant System ; and (ii) the making of such payment in accordance with any relevant authority referred to in paragraph (a) above sha|I be a good discharge to the Company. (d) The Directors may: (i) lay down procedures for making any payments in respect of uncertificated Shares through the Relevant System; (ii) allow any holder of uncertificated Shares to elect to receive or not to receive any such payment through the Relevant System; and (iii) lay down procedures to enable any such holder to make, vary or revoke any such election. The Directors may withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a Share until he has provided any evidence of his entitlement that the Directors may reasonably require . (e) 5. Deducdons The Directors may deduct from any dividend or other amounts payable to any person in respect of a Share a|I such sums as may be due from him to the Company on account of ca|Is or otherwise in relation to any Shares . 6. Interest No dividend or other money payable in respect of a Share shall bear interest against the Company, unless otherwise provided by the rights attached to the Share . 7. Unclaimed dividends All unclaimed dividends or other monies payable by the Company in respect of a Share may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed . The payment of any unclaimed dividend or other amount payable by the Company in respect of a Share into a separate account shall not constitute the Company a trustee in respect of it . Any dividend unclaimed after a period of three (3) years from the date the dividend became due for payment shall be forfeited and shall revert to the Company .

l08412S/0002/S719464v2 54 348 Uncashed dividends (a) If, in respect of a dividend or other amount payable in respect of a Share: (b) acheque,warrantormoneyorde,isreturned undetiveredozteftuncashed;o< (c) a transfer made by or through a bank transfer system and/or other funds transfer system(s) (including, without limitation, the Relevant System in relation to any uncertificated Shares) fails or is not accepted, on two consecutive occasions, or one occasion and reasonable enquiries have failed to establish another address or account of the person entitled to the payment, the Company shall not be obliged to send or transfer a dividend or other amount payable in respect of such Share to such person until he notifies the Company of an address or account to be used for such purpose . 34.9 Dividends in kind The Directors may direct that any dividend or distribution shall be satisfied wholly or partly by the distribution of assets (including, without limitation, paid up Shares or securifies of any other body corporate) . Where any difficulty arises concerning such distribution, the Directors may settle it as it thinks fit . |n particular (without limitation), the Directors may : (a) issue fractional certificates or ignore fractions; (b) fix the value for distribution of any assets, and may determine that cash shall be paid to any Member on the footing of the value so fixed in order to adjust the rights of Members; and (c) vest any assets in trustees on trust for the persons entitled to the dividend. 34.10 Scrip dividends (a) The Directors may offer any holders of ordinary Shares the right to elect to receive ordinary Shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Directors) of any dividend specified by the Ordinary Resolution, subject to the Companies Act and to the provisions of this Article . (b) The Directors may make any provision they consider appropriate in relation to an allotment made or to be made pursuant to this Article (whether before or after the passing or the Ordinary Resolution referred to in paragraph (a) of this Article), including (without limitation) : (i) the giving of notice to holders of the right of election offered to them;

55 l084I25/0002/S7l9464v2 (ii) the provision of forms of election and/or a facility and a procedure for making e|ecttons through the Relevant System (whether in respect of a parricular dividend or dividends generaI|y) ; (iii) determination of the procedure for making and revoking e|ecLions; (iv) the place at which, and the |atest INme by which, forms of election and other relevant documents must be |odged in order to be effective; (v) the disregarding or rounding up or down or carrying forward of fractional entitlements, in who|e or in part, or the accrual of the benefit of fractional entitlements to the Company (rather than to the holders concerned) ; and (vi) the exclusion from any offer of any holders of ordinary Shares where the Directors consider that the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them . (c) The dividend (or that part of the dividend in i espect of which a right of election has been offered) shall not be payable on ordinary Shares in respect of which a valid election has been made ("the e|ected ordinary Shares") . Instead additional ordinary Share s shall be allotted to the holders of the elected ordinary Share s on the basis of a ||otment determined under this Article . For such purpose, the Directors may capitalise ou t of any amoun t for the time being standing to the credit of any reserve o r fund of the Company (including any share premium account, capital redemption reserve an d profi t an d loss account), whether o r not availabl e for distribution, a sum equal to the aggregate nomina l amount of the additional ordinary Shares to be allotted on that basis an d apply it in paying up in full the appropriate number of unissued ordinary Shares for allotment and distribution to the holders of the elected ordinary Share s on that basis . (d) The additional ordinary Shares when allotted shaI| rank equally in aI| respects with the fully paid ordinary Shares in issue on the record date for the dividend in respect of which the right of election has been offered, except that they will not rank for any dividend or other entitlement which has been declared, paid or made by reference to such record date . (e) The Directors may: (i) do all acts and things which it considers necessary or expedient to give effect to any such capitalisation, and may authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for such capitalisation and incidental matters and any agreement so made shall be binding on all concerned ;

11. Reserves The Directors may set aside out of the profits of the Company and carry to reserve such sums as it thinks fit . Such sums standing to reserve may be applied, at the Directors' discretion, for any purpose to which the profits of the Company may properly be applied and, pending such application, may either be emp|oyed in the business of the Company or be invested in such investments as the Directors thinks fit . The Directors may divide the reserve into such special funds as it thinks fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as it thinks fit . The Directors may also carry forward any profits without placing them to reserve . 12. Capitalisation of profits and reserves The Directors may, with the authority of an Ordinary Resolution : (ii) establish and vary a procedure for election mandates in respect of future rights of election and determine that every duly effected election in respect of any ordinary Shares shall be binding on every successor in tit|e to the ho]der of such Shares ; and (iii) terminate, suspend or amend any offer of the right to elect to receive ordinary Shares in lieu of any cash dividend at any time and generally implement any scheme in relation to any such offer on such terms and condifions as the Directors may from time to time determine and take such other action as the Directors may deem necessary or desirable from time to time in respect of any such scheme . (a) subject to this Article, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not available for distribution) or any suit standing to the credit of any reserve or fund of the Company (including any share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution ; (b) appropriate the sum resolved to be capitalised to the holders of ordinary Shares in proporfion to the nominal amounts of the Shares (whether or not fully paid) held by them respectively which wou|d entitle them to parlucipate in a distribution of that sum if the Shares were fully paid and the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, unpaid on any Shares held by them respectively, or in paying up in full unissued Shares or debentures of the Company of a nominal amount equal to that sum, and allot the Shares or debentures credited as fully paid to those holders of ordinary Shares or as the Directors may direct, in those proporfions, or partly in one way and part]y in the other, but so that the share premium account, the capital redemption reserve and any profits or reserves which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Members credited as 1084125/0002/S719464v2

108412S/0002/S719464v2 57 fully paid; (c) resolve that any Shares so allotted to any Member in respect of a holding by him of any partly paid Shares shall, so long as such Shares remain partly paid, rank for dividend only to the extent that such partly paid Shares rank for dividend ; (d) make such provision by the issue of fractional cerL¡ficates (or by ignoring fractions or by accruing the benefit of fractions to the Company rather than to the holders concerned) or by payment in cash or otherwise as the Directors may determine in the case of Shares or debentures becoming distributable in fractions ; (e) authorise any person to enter on behalf of all the Members concerned into an agreement with the Company providing for either: (i) the allotment to them respectively, credited as fully paid, of any further Shares or debentures to which they are entitled upon such capitalisation; or (ii) the payment up by the Company on behalf of such Members by the application thereto of their respective proportions of the reserves or profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing Shares, and so tha t any such agreement shall be binding on a|l such Members; and (f) generally do all acts and things required to give effect to such resolution. SHARE PREMIUM ACCOUNT 35. 1. Directors to maintain share premium account The Directors shall establish a share premium account in accordance with the Companies Act . They shall carry to the credit of that account from time to time an amount equal to the amount or value of the premium paid on the issue of any Share or capital contributed or such other amounts required by the Companies Act . 2. Debits to share premium account (a) The foI|owing amounts shall be debited to any share premium account: (i) on the redemption or purchase of a Share, the difference between the nominal value of that Share and the redemption or purchase price; and (ii) any other amount paid out of a share premium account as permitted by the Companies

I004125/0002/S7l9464v2 58 Act. (b) Notwithstanding paragraph (a) above, on the redemption or purchase of a Share, the Directors may pay the difference between the nominal value of that Share and the redemption purchase price out of the profits of the Company or, as permitted by the Companies Act, out of capital . 36. DISTRIBUTION PAYMENT RESTRICTIONS Notwithstanding any other provision of these Articles, the Company sha|I not be obliged to make any payment to a Member in respect of a dividend, repurchase, redemption or other distribution if the Directors suspect that such payment may result in the breach or violation of any applicable laws or regulations (including, without limitation, any anti - money laundering laws or regulations) or such refusal is required by the laws and regulations governing the Company or its service providers . 37. BOOKS OF ACCOUNT 1. Books of account to be kept The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company . Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the affairs of the Company and to explain its transactions . 2. Inspection by Members The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them wi]l be open to the inspection of Members (not being Directors) . No Member (not being a Director) sha|I have any right of inspecting any account or book or document of the Company except as conferred by the Companies Act by order of the court or authorised by the Directors or by Ordinary Resolution . 3. Accounts required by law The Directors sha]| cause to be prepared and to be laid before the Company at each annual general meeting (if any) profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law .

59 1084125/0002/S7I9464v2 37.4 Retention of records All books of account maintained by the Company shall be retained for a period of at least fjve years, or such longer period required by any applicable law or regu|afion from time to time. 38. AUDITOR 38.1 Appointment of Auditor The Directors may appoint an Auditor who shall hold office until removed from office by a resolution of the Directors or by Ordinary Resolution, and may fix the Auditor's remuneration. 38.2 Rights of Auditor The Auditor shall have a right to attend and receive noLice of general meetings, and a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor . 38.3 Reporting requirements of Auditor Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next general meeting following their appointment, and at any other time during their term of off 1 ce, upon request of the Directors or any general meeting of the Company . 39. NOTICES 39.1 Forms of notices (a) Any notice to be given to or by any person pursuant to these Articles (otHer than a notice calling a meeting of the Directors) shall be in wrinng or shall be given using electronic communications to an address for the time being notified for that purpose to the person giving the notice, except that a notice to a holder of any uncertificated Shares or given in respect of any such Shares may be given electronically through the Re|evant System (if permitted by, and subject to, the facilities and requirements of the Relevant System and subject to comp|iance with any relevant requirements of the Exchange Ru|es and/or the Exchange) . (b) (In this Article "address", in relation to e|ectronic communications, includes any number or address used for the purposes of such communications).

39.2 Service on Members A notice or other document may be given fry the Company to any Member either personally or by sending it by post in a pre - paid envelope addressed to such Member at his registered address or by leaving it at that address or by giving it using electronic communications to an address for the time being notified to the Company by the Member, or by any other means authorised in writing by the Member concerned or (in the case of a notice to a Member holding uncerfificated Shares) by transmittin 8 the notice through the Relevant System or in accordance with the Exchange Rules . Notice may also be served by placing it on the Company's website . 1084n5/0002/S719464v2 60 (b) In the case of joint holders of a Share, all notices and documents shall be given to the person whose name stands first in the Register of Members in respect of that Share . Notice so given shall be sufficient notice to all the joint holders . Any notice or other document to be given to a Member may be given by reference to the Register of Members as it stands at any time within the period of 21 days before the day that the notice is given or (where and as applicable) within any other period permitted by, or in accordance with the requirements of, (to the extent applicable) the Exchange Rules and/or the Exchange . No change in the Register of Members after that time shall invalidate the giving of such notice or document or require the Company to give such item to any other person . (d) If on three consecutive occasions notices or other documents have been sent through the post to any Member at his registered address or his address for the service of notices but have been returned undelivered, such Member shall not be entitled to receive notices or other documents from the Company until he shall have communicated with the Company and supplied in writing a new registered address for the service of notices . (e) If on three consecutive occasions notices or other documents have been sent using electronic communications to an address for the time being notified to the Company by the Member and the Company becomes aware that there has been a failure of transmission, the Company shall revert to giving notices and other documents to the Member by post or by any other means authorised in writing by the Member concerned . Such Member sha|I not be entitled to receive notices or other documents from the Company using electronic communications until he shall have communicated with the Company and supplied in writing a new address to which notices or other documents may be sent using electronic communications . 39.3 Evidence of giving notice (a) A notice or other document addressed to a Member at his registered address shall be, if sent by post or airmai|, deemed to have been served five (5) calendar days after the Time when the letter

1084125/0002/S719464v2 61 containing the same is posted . In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service . (b) A notice or document not sent by post but: (i) lek at a registered address or address for giving notice in the United States of America shall be deemed to be given on the day it is left; and (ii) given through the Relevant System in accordance with the Exchange Rules shall be deemed to be given when the Company or other relevant person acting on the Company*s behalf sends the relevant instruction or other relevant message in respect of such notice ; and (iii) placed on the Company's Website; service of the notice sha|I be deemed to have been effected 24 hours after the notice or document was placed on the Company's Website. (c) A Member present either in person or by proxy, or in the case of a corporate Member by a duly authorised representative, at any meeting of the Company or of the holders of any C|ass of Shares shall be deemed to have received due notice of such meeting and, where required, of the purposes for which it was called . 4. Notice binding on transferees A person who becomes entitled to a Share by transfer, transmission or otherwise shall be bound by any notice in respect of that Share which, before his name is entered in the Register of Members, has been given to the person from whom he derives his title . 5. Notice to persons entitled by transmission A notice or other document way be given by the Company to a person entitled by transmission to a Share in consequence of the death or bankruptcy of a Member or otherwise by sending or delivering it in any manner authorised by these Articles for the giving of notice to a Member, addressed to that person by name, or by the tit|e of representative of the deceased or trustee of the bankrupt or by any similar or equivalent description, to the address to which nofices have been requested to be sent for that purpose by the person claiming to be so ent]t|ed . Until such an address has been supplied, a notice or other document may be given in any manner in which it might have been given if the event giving rise to the transmission had not occurred . The giving of notice in accordance with this Article shall be sufficient notice to all other persons interested in the Share .

1084125/0002/S719464v2 62 4O. WINDING UP 40.1 Method of winding up (a) If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them . (b) If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company . (c) This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions. 40.2 Distribution of assets in a winding up Subject to any rights or restrictions for the time being attached to any Class of Shares, on a winding up of the Company the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Companies Act, distribute among the Members the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose : (a) decide how the assets are to be distributed as between the Members or different Classes of Members; (b) value the assets to be distributed in such manner as the liquidator thinks fit; and (c) vest the whole or any part of any assets in such trustees and on such trusts for the benefit of the Members entitled to the distribution of those assets as the liquidator sees fit, but so that no Member shall be obliged to accept any assets in respect of which there is any liability . 4l. INDEMNITY AND INSURANCE 41.1 Indemnity and limitation of liability of Directors and officers (a) To the maximum extent permitted by law, every current and former Director and officer of the Company (excluding an Auditor) (each an "Indemnified Person"), shall be entitled to be

1084125/0002/S719464v2 63 indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses (each a "Liability"), which such Indemnified Person may incur in that capacity unless such Liability arose as a result of the actual fraud or wilful default of such person . (b) No Indemnified Person shall be liable to the Company for any loss or damage resulting (directly or indirectly) from such Indemnified Person carrying out his or her duties unless that liability arises through the actual fraud or wilful default of such Indemnified Person . (c) For the purpose of these Articles, no Indemnified Person shall be deemed to have committed "actual fraud" or "wilful default" until a court of competent jurisdiction has made a final, non appealable finding to that effect . 2. Advance of legal fees The Company shall advance to each Indemnified Person reasonable legal fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought . I n connection with any such advance of expenses, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it is determined that the Indemnified Person was not entitled to indemnification under these ArLicles . 3. Indemnification to form part of contract The indemnification and exculpation provisions of these Articles are deemed to form part of the employment contract or terms of appointment entered into by each Indemnified Person with the Company and accordingly are enforceable by such persons against the Company . 4. Insurance The Directors may purchase and maintain insurance for or for the benefit of any Indemnified Person including (without prejudice to the generality of the foregoing) insurance against any Liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or the exercise or purported exercise of their powers or otherwise in relation to or in connection with their duties, powers or offices in relation to the Company . 42. REQUIRED DISCLOSURE If required to do so under the laws of any jurisdiction to which the Company (or any of its service providers) is subject, or in compliance with Exchange Rules of any Exchange, or to ensure the compliance by any person with any anti - money laundering legislation in any relevant jurisdiction, any Director, officer or

1084 125/0002/5719464v2 64 service provider (acting on behalf of the Company) shall be entitled to release or disclose any information in its possession regarding the affairs of the Company or a Member, including, without limitation, any information contained in the I \ egister of Members or subscription documentation of the Company relating to any Member . 43. FINANCIAL YEAR Unless the Directors resolve otherwise, the financial year of the Company shall end on 31 December in each year and, following the year of incorporation, shall begin on 1 January in each year. 44. TRANSFER BY WAY OF CONTINUATION The Company shall, with the approval of a Special Resolution, have the power to register by way of continuation to a jurisdiction outside of the Cayman Islands in accordance with the Companies Act. 45. MERGERS AND CONSOLIDATIONS The Company shall, with the approval of a Special Resolution, have the power to merge or consolidate with one or more constituent companies (as defined in the Companies Act), upon such terms as the Directors may determine . 46. AMENDMENT OF MEMORANDUM AND ARTICLES 1. Power to change name or amend Memorandum Subject to the Companies Act, the Company may, by Special Resolution: (a) change its name; or (b) change the provisions of its Memorandum with respect to its objects, powers or any other matter specified in the Memorandum. 46.2 Power to amend these Articles Subject to the Companies Act and as provided in these Articles, the Company may, by Special Resolution, amend these Articles in whole or in part. 47. TAX TRANSPARENCY REPORTING 47 . 1 Each Member shall provide the Company on a timely basis with any documents, tax certifications, financial and other information (collectively "Tax Reporting Information") as the Company may request in connection with the Company's compliance with any legal and tax information reporting and exchange obligations applicable to it under the laws of the Cayman Islands or any other applicable jurisdiction (collectively, "Tax Reporting Obligations"), including, without limitation, any Tax fteporting Obligations under any Cayman Is|ands laws, regulations or guidance notes that give effect to : (i) the United States' Foreign Account Tax Compliance Act ; (ii) the Organisation for Economic Co - operation and Development's Common Reporting Standard ; and (iii) any additional inter - governmental agreement or treaty entered into by, or otherwise binding upon the Cayman Islands that provides for the exchange of tax information with another jurisdiction . 2. The Company shall have the power to re|ease, report or otherwise disclose to the Department for International Tax Cooperation in the Cayman Islands (or any other authority as may be required under the Tax Reporting Obligations) any Tax Reporting Information provided by a Member to the Company and any other information held by the Company in respect of the Member's investment in the Company, in connection with the Tax Reporting Obligations, including, without limitation, in relation to the identity, address, tax identification number, tax status and interest in the Company of the Member (and any of its direct or indirect owners or affiliates) . 3. If a Member fails to provide the Company with any requested Tax Reporting Information on a timely basis and such failure results, or may result, in the Company's inability to comply with its Tax Reporting Obligations or if the Company is otherwise unable to comp|y with its Tax Reporting Ob|igations as a result of the direct or indirect action (or inaction) of a Member, the Company may' compulsorily repurchase some or all of such Member's Shares without notice at a price per Share equal to the fair value of such Shares (as determined by the Directors) and may deduct or withhold from such redemption proceeds any penalty, debt, withholding or back up tax, costs, expenses, obligations, |iabiIities or other adverse consequences (collectively, "Tax Reporting Liabilities") imposed on the Company, its Members and/or any of their respective directors, officers, employees, agents, managers, shareholders and/or partners as a result of such failure, action or inaction by such Member ; and/or 65 1084125/0002/S719464v2 (b) re - designate, immediately and without consent, such Member‘s Shares as belonging to a separate class and create a separate internal account in respect of such Shares so that any Tax Reporting Liabilities may be allocated solely to that class and debited from such class .